UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

OLIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Notes:

Reg. Section 240.14a-101.

SEC 1913 (3-99)

190 CARONDELET PLAZA, SUITE 1530, CLAYTON, MISSOURI 63105-3443

March 24, 2006

Dear Olin Shareholder:

We cordially invite you to attend our 2006 annual meeting of shareholders.

This booklet includes the notice and proxy statement, which describes the business we will conduct at the meeting and provides information about Olin that you should consider when you vote your shares. We have not planned a communications segment or any multimedia presentations for the 2006 annual meeting.

Regrettably, Mr. William W. Higgins who was elected to the board in 1964, died in August 2005. The board is grateful for Mr. Higgins’ contributions during his forty-one years of service on Olin’s board.

Mr. James G. Hascall, a Class III director, will retire from Olin’s board upon the expiration of his current term on April 26, 2006. The board thanks Mr. Hascall for his past contributions and extends its best wishes in his future endeavors.

We have three new directors since our 2005 annual meeting, one filled the vacancy created by the death of Mr. Higgins and the other two filled vacancies created by the increase in the size of the board. Mr. Donald W. Bogus, President, Noveon, Inc., a wholly-owned subsidiary of The Lubrizol Corporation, was elected to the board in July 2005. Mr. C. Robert Bunch, Chairman, President and Chief Executive Officer of Maverick Tube Corporation, was elected to the board in December 2005. Mr. John M. B. O’Connor, Chief Executive Officer of J. H. Whitney Investment Management, LLC, was elected to the board in January 2006. As required by Virginia law and Olin’s Bylaws, Messrs. Bogus, Bunch and O’Connor are standing for re-election by the shareholders at this year’s annual meeting.

Whether or not you plan to attend, it is important that your shares are represented and voted at the annual meeting. If you do not plan to attend the annual meeting, you may vote your shares on the Internet, by telephone or by completing and returning the proxy card in the enclosed envelope. If you plan to attend the annual meeting, please bring the lower half of your proxy card to use as your admission ticket for the meeting.

At last year’s annual meeting more than 94% of our shares were represented in person or by proxy. We hope for the same high level of representation at this year’s meeting and we urge you to vote as soon as possible.

Sincerely,

Joseph D. Rupp

Chairman, President and

Chief Executive Officer

YOUR VOTE IS IMPORTANT

We urge you to promptly vote the shares on the

Internet, by telephone or by completing, signing, dating

and returning your proxy card in the enclosed envelope.

OLIN CORPORATION

Notice of Annual Meeting of Shareholders

Time:	8:30 a.m. (Central Daylight time)

Date:	Thursday, April 27, 2006

Place:	The Crowne Plaza Hotel 7750 Carondelet Avenue Clayton, Missouri 63105

Purpose:	To consider and act upon the following:

(1)	The election of three directors to serve for three-year terms expiring in 2009 and one director to serve until 2007.

(2)	Approval of the 2006 Long Term Incentive Plan.

(3)	Ratification of the appointment of independent registered public accounting firm for 2006.

(4)	Such other business that is properly presented at the meeting.

Who May Vote:	You may vote if you were the record owner of Olin common stock at the close of business on February 28, 2006.

By Order of the Board of Directors:

George H. Pain

Secretary

Clayton, Missouri

March 24, 2006

OLIN CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held April 27, 2006

GENERAL QUESTIONS

Why did I receive this proxy statement?

You received this proxy statement because you owned shares of Olin common stock, par value $1 per share, which we sometimes refer to as common stock, at the close of business on February 28, 2006. Olin’s board of directors is asking you to vote at the 2006 annual meeting for each of the director nominees identified in Item 1 and for Items 2 and 3 listed in the notice of the annual meeting of shareholders. This proxy statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision.

When was this proxy material mailed to shareholders?

We began to mail the proxy statement and form of proxy to shareholders on or about March 24, 2006.

What if I have questions?

If you have questions, please write them down and send them to the Secretary at Olin’s principal executive office at 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443.

What will I be voting on?

You will be voting on:

(1)	the election of four directors,

(2)	the approval of the 2006 Long Term Incentive Plan,

(3)	the ratification of KPMG LLP as Olin’s independent registered public accounting firm for 2006, and

(4)	any other business properly presented at the annual meeting.

Could other matters be voted on at the annual meeting?

As of March 24, 2006, the items listed in the preceding question are the only matters being considered. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment and opinion as to what is in the best interests of Olin.

How does the Board recommend I vote on the proposals?

The board recommends a vote for each of the director nominees identified in Item 1 and for Items 2 and 3.

VOTING

Who can vote?

All shareholders of record at the close of business on February 28, 2006 are entitled to vote at the annual meeting.

How many votes can be cast by all shareholders?

At the close of business on February 28, 2006, the record date for voting, we had outstanding 72,163,828 shares of common stock. Each shareholder on the record date may cast one vote for each full share owned. The presence in person or by proxy of the holders of a majority of such shares constitutes a quorum.

How do I vote?

You may vote either in person at the annual meeting or by proxy. To vote by proxy, you must select one of the following options:

•	Complete the enclosed proxy card:

•	Complete all of the required information on the proxy card.
•	Date and sign the proxy card.
•	Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card not later than the day before the annual meeting for your proxy to be valid and for your vote to count.
•	If you are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Vote by telephone (telephone voting instructions are printed on the proxy card):

•	Call the toll-free voting telephone number: 1-866-540-5760.
•	Have the proxy card in hand.
•	Follow and comply with the recorded instructions before the indicated deadline on April 26, 2006.
•	If you are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

•	Vote on the Internet (Internet voting instructions are printed on the proxy card):

•	Access http://www.proxyvoting.com/oln.
•	Have the proxy card in hand.
•	Follow the instructions provided on the site.
•	Submit the electronic proxy before the indicated deadline on April 26, 2006.
•	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

Telephone and Internet voting ends at 11:59 p.m., Eastern Daylight time, on April 26, 2006. If you vote in a timely manner by the Internet or telephone, you do not have to return the proxy card for your vote to count. Please be aware that if you vote on the Internet, you may incur costs such as normal telephone and Internet access charges for which you will be responsible.

The Internet and telephone voting procedures appear on the bottom of the enclosed proxy card. You may also log on to change your vote or to confirm that your vote has been properly recorded.

If you want to vote in person at the annual meeting, and you own your common stock through a custodian, broker or other agent, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the annual meeting.

How are votes counted?

If you specifically mark the proxy card (or vote by telephone or Internet) and indicate how you want your vote to be cast regarding any matter, your directions will be followed. If you submit the proxy card but do not specifically mark it with your instructions as to how you want to vote, the proxy will be voted for the election of the directors and in favor of Items 2 and 3 listed in the proxy. Mellon Investor Services LLC tabulates the shareholder votes and provides an independent inspector of election as part of its services as our registrar and transfer agent.

If you submit a proxy card marked “abstain” or “withhold” on any item, your shares will not be voted on the item so marked and your vote will not be included in determining the number of votes cast for that matter.

Can I change my vote?

Yes. Even if you submit a proxy card with your voting instructions, you may revoke or change it at the meeting any time before it is exercised or before the expiration of the voting deadlines by:

•	submitting another written proxy with a later date,

•	casting a new vote on the Internet or by telephone,

•	sending a written notice of the change in your voting instructions to the Secretary if received before the annual meeting, or

•	revoking the grant of a previously submitted proxy and voting in person at the annual meeting. Please note that your attendance at the annual meeting itself will not revoke a proxy.

When are the votes due?

Shares represented by proxies on the enclosed proxy card will be counted in the vote at the annual meeting if we receive your proxy card by April 26, 2006. Proxies submitted by the Internet or by telephone will be counted in the vote only if they are received by 11:59 p.m., Eastern Daylight time on April 26, 2006.

How do I vote my shares held in the Olin Contributing Employee Ownership Plan or the Arch Chemicals, Inc. Contributing Employee Ownership Plan?

On February 28, 2006, 5,919,855 shares were held in the Olin common stock fund of the Olin Corporation Contributing Employee Ownership Plan and 490,440 shares were held in the Olin common stock fund of the Arch Chemicals, Inc. Contributing Employee Ownership Plan. We sometimes refer to one or both of these plans as the CEOP. JPMorgan Chase Bank, as the Trustee of the CEOP, holds all of those shares. If you are a participant in the CEOP, you may instruct JPMorgan Chase Bank how to vote shares of common stock credited to you by indicating your instructions on your proxy card and returning it to us or by voting on the Internet or telephone. JPMorgan Chase Bank will vote shares of common stock held in the CEOP for which it does not receive voting instructions, or which are not credited to participants’ accounts, in the same manner proportionately as it votes the shares of common stock for which they do receive instructions.

How do I vote my shares held in the Automatic Dividend Reinvestment Plan?

Mellon Investor Services LLC is our registrar and transfer agent and administers the Automatic Dividend Reinvestment Plan. If you participate in our Automatic Dividend Reinvestment Plan, Mellon will vote any shares of common stock that it holds for you in accordance with your instructions indicated on the proxy card you return or the vote you make by Internet or telephone. If you do not submit a proxy card for your shares of record or vote by Internet or telephone, Mellon Investor Services LLC will not vote your dividend reinvestment shares.

MISCELLANEOUS

Can I contact Board members directly?

Our audit committee has established the following methods for shareholders to communicate directly with the board and/or its members.

•	Mail—Letters may be addressed to the board or to an individual board member as follows:

The Olin Board or (Name of the director)

c/o Office of the Secretary

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, MO 63105

•	E-mail—You may send an e-mail message to Olin’s board at the following address: directors@olin.com. In addition, you may send an e-mail message to an individual board member by addressing the e-mail using the first initial of the director’s first name combined with his or her last name and the suffix@olin.com.

•	Telephone—Olin has established a safe and confidential process for reporting, investigating and resolving employee and other third party concerns. Shareholders may also use this Help-Line to communicate with one or more directors on any Olin matter. The Help-Line is operated by an independent, third party service 24 hours a day, 7 days a week. In the United States, the Help-Line can be reached by dialing toll-free 800-362-8348. If outside the United States, callers should call collect 203-750-3100. You may also access the Help-Line on the Internet at www.olinhelp.com.

Who pays for this proxy solicitation?

Olin will pay the entire expense of this proxy solicitation.

Who solicits the proxies and what is the cost of this proxy solicitation?

Our board is soliciting the proxies. We have hired Mellon Investor Services LLC, a proxy solicitation firm, to assist us with the distribution of proxy materials and vote solicitation. We will pay Mellon approximately $10,500 for its services and will reimburse Mellon for payments made to brokers and other nominees for their expenses in forwarding proxy solicitation materials.

How will the proxies be solicited?

Mellon will solicit proxies by personal interview, mail, and telephone, and will request brokerage houses and other custodians, brokers and other agents to forward proxy solicitation materials to the beneficial owners of Olin common stock for whom they hold shares. Our directors, officers and employees may also solicit proxies by personal interview and telephone.

How can I submit a shareholder proposal at the 2007 annual meeting?

If you want to present a proposal to be considered for inclusion in the 2007 proxy statement for the 2007 annual meeting, you must deliver the proposal in writing to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 no later than November 13, 2006. You must then present your proposal in person at the 2007 annual meeting.

If you want to present a proposal for consideration at the 2007 annual meeting without including your proposal in the proxy statement, you must deliver a written notice (containing the information required by Olin’s By-laws) to the Secretary at Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 no later than January 27, 2007. You must also present your proposal in person at the 2007 annual meeting.

How can I directly nominate a director for election to the board at the 2007 annual meeting?

According to Olin’s By-laws, if you are a shareholder you may directly nominate an individual for election to the board if you deliver a written notice of the nomination to Olin’s Secretary no later than January 27, 2007. Your notice must include:

•	your name and address;

•	the name and address of the person you are nominating;

•	a statement that you are entitled to vote at the annual meeting and intend to appear at the annual meeting in person, or by proxy, to make the nomination;

•	a description of arrangements or understandings between you and others, if any, pursuant to which you are making the nomination;

•	such other information about the nominee as would be required in a proxy statement filed under the Securities and Exchange Commission (SEC) proxy rules; and

•	the written consent of the nominee to actually serve as a director, if elected.

Although a shareholder may directly nominate an individual for election as a director, the board is not required to include such nominee in the proxy statement.

How can I recommend a Director for the slate of candidates to be nominated by Olin’s Board for election at the 2007 annual meeting?

In addition to directly nominating an individual for election to the board as discussed above, you can suggest that our Directors and Corporate Governance Committee consider a person for inclusion in the slate of candidates to be proposed by the board for election at the 2007 annual meeting. You can recommend a person by delivering written notice to Olin’s board no later than October 14, 2006. The notice must include the information described under the heading “What is Olin’s Director Nomination Process?” on page 13, and must be sent to the address indicated under that heading.

How can I obtain shareholder information?

Shareholders may contact Mellon Investor Services LLC, our registrar and transfer agent, who also manages our Automatic Dividend Reinvestment Plan at:

Mellon Investor Services LLC

480 Washington Boulevard

Jersey City, NJ 07310

Telephone: (800) 306-8594

Internet: www.melloninvestor.com

CERTAIN BENEFICIAL OWNERS

Does any single shareholder own or control 5% or more of Olin’s common stock?

We know of no person who beneficially owned more than five percent of our common stock as of February 28, 2006.

ITEM 1—PROPOSAL FOR THE ELECTION OF DIRECTORS

Who are the individuals nominated by the Board to serve as Directors?

The board of directors is divided into three classes. Each class has a term of office for three years, and the term of each class ends in a different year. Pursuant to Virginia law and Olin’s By-laws, the board of directors elected three new directors since the 2005 Annual Meeting of Shareholders, one to fill the vacancy created by the death of William W. Higgins and the other two to fill vacancies created by the increase in the size of the board. Donald W. Bogus was elected by the board of directors as a new Class III director effective July 25, 2005, C. Robert Bunch was elected as a new Class I director effective December 9, 2005 and John M. B. O’Connor was elected as a new Class III director effective January 27, 2006. Virginia law and Olin’s By-laws require that any director elected by the board of directors shall serve only until the next election of directors by the shareholders.

The board has nominated Messrs. Bogus and O’Connor for re-election by the shareholders as Class III directors, with terms expiring in 2009 and Mr. Bunch as a Class I director, with a term expiring in 2007. The board also nominated Mr. Philip J. Schulz for re-election as a Class III director. Mr. James G. Hascall, the remaining Class III director, decided not to stand for re-election and will retire from the board upon the expiration of his current term on April 26, 2006. The board intends to amend Olin’s Bylaws to reduce the number of directors from eleven to ten prior to the annual meeting and therefore no replacement nominee has been named. The terms of the other directors will continue after the annual meeting as indicated below. The board expects that all of the nominees will be able to serve as directors. If any nominee is unable to accept election, a proxy voting in favor of such nominee will be voted for the election of a substitute nominee selected by the board, unless the board reduces the number of directors.

CLASS III

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2009

DONALD W. BOGUS, 58, is President of Noveon, Inc., a wholly-owned subsidiary of The Lubrizol Corporation (a global supplier of high performance specialty products for personal care, coatings, plastics, and various industrial products), a position he has held since June 2004. Mr. Bogus joined Lubrizol in April 2000 as Vice President and his duties included responsibility for the Fluid Technologies for Industry business section and he served as the head of mergers and acquisitions. Prior to joining Lubrizol, he was an Executive Officer at PPG Industries, Inc. (a manufacturer of coatings, glass and industrial and specialty chemicals) where he served as Vice President of Specialty Chemicals and Vice President of Industrial Coatings. Mr. Bogus earned a bachelor’s degree in biology and chemistry from Baldwin Wallace College. He serves on the Board of Trustees for Baldwin Wallace College and on their Business Division’s Business Advisory Board. Olin director since 2005; member of the Compensation Committee and the Directors and Corporate Governance Committee.

JOHN M. B. O’CONNOR, 51, is Chief Executive Officer of J.H. Whitney Investment Management, LLC (a firm which specializes in Hedge Fund and Fund of Fund strategies with particular emphasis in Asian Markets), a position he has held since June 2004. Previously, Mr. O’Connor was Chairman of JP Morgan Alternative Asset Management, Inc. (part of the investment manager arm of JP Morgan), Chairman of JP Morgan Incubator Strategies, Inc. (a hedge fund investment arm of JP Morgan) and an Executive Partner of JP Morgan Partners (a private equity firm) and responsible for all proprietary and client Hedge Fund and Fund of Fund activities of JP Morgan, in addition to his responsibilities as a Senior Private Equity Manager. He was also a member of the Risk Management Committee of JP Morgan Chase, which is responsible for policy formulation and oversight of all market and credit risk taking activities globally. Mr. O’Connor earned a bachelor’s degree in economics from Tulane University and an MBA from Columbia University Graduate School of Business. Mr. O’Connor serves as a Director of the Fund for Public Health in the City of New York (a public-private partnership which manages the City’s healthcare preparedness for bioterrorism threats) and is a trustee of the China Institute (the oldest institution in America focused on the U.S.-China relationship). Mr. O’Connor also serves on the boards of the Fund for the City of New York and The Animal Care and Control Center in the City of New York. Olin director since 2006; member of the Audit Committee and the Directors and Corporate Governance Committee.

PHILIP J. SCHULZ, 61, was Managing Partner of PricewaterhouseCoopers’ (a registered public accounting firm) Hartford, Connecticut office until his retirement in July 2003. Mr. Schulz also served as the Hartford office leader of PwC’s Consumer & Industrial Products & Services industry group. He joined Coopers & Lybrand in 1967 and was Managing Partner of the Hartford office at the time of the merger of Coopers & Lybrand and Price Waterhouse in 1998. He was a member of the Firm Council and was a trustee of the PwC Foundation. He also served as a regional technical consultant and SEC reviewer and was assigned to the firm’s national office for two years. Olin’s board of directors has determined that Mr. Schulz qualifies as an “audit committee financial expert” for Olin under applicable SEC rules. Mr. Schulz earned a bachelor’s degree in accounting from Niagara University and also completed the Tuck Executive Program at Dartmouth College. He is a director and Audit Committee Chair of The Connecticut Bank & Trust Company (a state banking institution). Mr. Schulz is also Chairman of the Board of Trustees of St. Joseph College; a director of St. Francis Hospital; and is on the Board of Trustees of The McLean Fund. Mr. Schulz has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin director since 2003; Chair of the Audit Committee and a member of the Directors and Corporate Governance Committee and the Executive Committee.

CLASS I

NOMINEE FOR TERM EXPIRING IN 2007

C. ROBERT BUNCH, 51, is Chairman, President and Chief Executive Officer of Maverick Tube Corporation (a producer of welded tubular steel products used in energy and industrial applications). Mr. Bunch has served as Chairman of Maverick since January 2005 and as President and Chief Executive Officer since October 2004. Prior to joining Maverick, he was an independent oil service consultant from 2003 until 2004, and from 2002 to 2003 he served as President and Chief Operating Officer at Input/Output, Inc. (an independent provider of seismic imaging technologies and digital, full-wave imaging solutions for the oil and gas industry). From 1999 to 2002, he served as Vice President and Chief Administrative Officer of Input/Output, Inc. Mr. Bunch earned a bachelor’s degree in economics and a master’s degree in accounting from Rice University and a juris doctorate degree from the University of Houston. Mr. Bunch serves on the board of directors of Maverick Tube Corporation and Pioneer Drilling Company (provider of land contract drilling services to independent and major oil and gas exploration and production companies). Olin director since 2005; member of the Audit Committee and the Directors and Corporate Governance Committee.

The board recommends that you vote FOR the election of Mr. Bogus, Mr. O’Connor and Mr. Schulz as Class III directors and FOR the election of Mr. Bunch as a Class I director.

How many votes are required to elect a director?

A nominee will be elected as a director if a plurality of the votes cast in the election is in favor of the nominee. Abstentions and shares held in street name that are not voted in the election of Directors will not be included in determining the number of votes cast.

Who are the other remaining directors and when are their terms scheduled to expire?

The terms of the following directors will continue after the 2006 annual meeting, as indicated below.

CLASS I

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2007

DONALD W. GRIFFIN, 69, retired as Chairman of Olin in April 2003, a position he held since 1996. From 1996 through 2001, he also served as Olin’s President and Chief Executive Officer. He joined Olin in 1961 and from 1963 served in a variety of marketing positions in the Brass Division, which subsequently became part of the Metals Group, including director of international business development and vice president, marketing. In 1983, he was elected a corporate Vice President and President of the Brass Group. In 1985, he was named President of the Winchester Group; in 1986, President of the Defense Systems Group; in 1987, Executive Vice President; in 1993, Vice Chairman-Operations; in 1994, President and Chief Operating Officer; in January 1996, Chief Executive Officer; and in April 1996, Chairman. He is a graduate of the University of Evansville, Evansville, IN and completed the Graduate School for Sales and Marketing Managers at Syracuse University, Syracuse, NY. Mr. Griffin is a director of Eastman Chemical Company (a manufacturer of chemicals, fiber and plastics products) and Barnes Group Inc. (a manufacturer and distributor of precision metal parts and industrial supplies). He is on the Board of Trustees of the Buffalo Bill Historical Center and the University of Evansville. He is a life member of the Navy League of the United States and the Surface Navy Association. Mr. Griffin has completed four hours of director education, which is accredited by Institutional Shareholder Services. Olin director since 1990.

RANDALL W. LARRIMORE, 58, served as the Chairman of Olin from April 2003 through June 2005. From 1997 until his retirement in December 2002, he served as President and Chief Executive Officer of United Stationers Inc. (a wholesale distributor of office products). From 1988 until 1997, he was President and Chief Executive Officer of MasterBrand Industries, Inc., a subsidiary of Fortune Brands, Inc. (a consumer products company). He holds a BA degree from Swarthmore College and an MBA degree from the Harvard Business School. He is a member of the board of directors of Campbell Soup Company (a manufacturer and marketer of soup and other food products), Air-serv, Inc. (a private company that is a provider of tire inflation services) and Evanston Northwestern Healthcare Foundation (an academic healthcare system). He is also trustee of Lake Forest Academy. Mr. Larrimore has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin director since 1998; member of the Audit Committee, Directors and Corporate Governance Committee and the Compensation Committee.

ANTHONY W. RUGGIERO, 64, retired as Executive Vice President and Chief Financial Officer of Olin in May 2005, a position he held since January 1999. He joined Olin in 1995 as Senior Vice President and Chief Financial Officer. Mr. Ruggiero served as Senior Vice President and Chief Financial Officer of The Reader’s Digest Association, Inc. (a publisher and direct marketer) from 1990 to 1995. He joined Squibb Corporation (a producer and distributor of medicines) in 1969 and served as Senior Vice President and Chief Financial Officer and a director from 1983 to 1990. He holds a BS degree from Fordham University, an MBA degree from the Columbia Business School, and a Post Master’s Certificate in Accounting. He is a member of the Financial Executives Institute, a director and Audit Committee Chair of Carlisle Companies Incorporated (a manufacturer and distributor of products for the roofing, construction, trucking, automotive, food service, industrial equipment, lawn and garden and aircraft manufacturing industries). He is also a former director and Audit Committee Chair of Primex Technologies, Inc. (an ordnance and aerospace contractor). Mr. Ruggiero has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin director since 1999.

CLASS II

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2008

VIRGINIA A. KAMSKY, 52, is Chairman and Chief Executive Officer of Kamsky Associates, Inc. (a merchant banking firm with offices in New York and Beijing, China), a position she has held since 1980. From 2003 to January 2004, she also served as Executive Vice President of Foamex International (a specialty chemicals company). Ms. Kamsky holds a bachelor’s degree from Princeton University and attended graduate school at Princeton University’s Woodrow Wilson School of Public and International Affairs. She also served as a Trustee of Princeton University. Ms. Kamsky is Chairman of the Board of Trustees of China Institute in America, a member of The Council on Foreign Relations and a Founding Governor

of The American Chamber of Commerce in Beijing. She is also a member of The Advisory Board of AmeriCares and serves on the Board of Trustees of The Dalton School. Ms. Kamsky is a member of the board of directors of Tecumseh Products Company (a manufacturer of hermetic compressors, gasoline engines and power train components, submersible pumps, and small electric motors). Ms. Kamsky has completed eight hours of director education, which is accredited by Institutional Shareholder Services. Olin director since 2004; member of the Audit Committee and the Directors and Corporate Governance Committee.

RICHARD M. ROMPALA, 59, retired in July 2005 from his position as Chairman of The Valspar Corporation (a manufacturer and distributor of paints and coatings). Mr. Rompala served as Chairman of Valspar from 1998 until July 2005, Chief Executive Officer from 1995 through February 2005 and President from 1994 through 2001. Prior to 1994, Mr. Rompala served as Group Vice President-Coatings and Resins for two years and Group Vice President-Chemicals for five years at PPG Industries, Inc. (a manufacturer of coatings, glass and industrial and specialty chemicals). Mr. Rompala holds a BA degree in chemistry and a BS degree in chemical engineering from Columbia University and an MBA degree from Harvard Business School. Mr. Rompala has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin director since 1998; Lead Director, Chair of the Compensation Committee and member of the Audit Committee, Directors and Corporate Governance Committee and the Executive Committee.

JOSEPH D. RUPP, 55, is Chairman, President and Chief Executive Officer of Olin. He has served as Chairman of Olin since July 2005 and held the positions of President and Chief Executive Officer since January 2002. Prior to that and since March 2001, he was Executive Vice President, Operations, and was responsible for all Olin business operations including the Brass Division (currently part of the Metals Group), Winchester and Chlor Alkali Products. He joined Olin’s Brass Division in 1972 and held a number of positions of increasing responsibility in the Brass Division manufacturing and engineering organization. In 1985, he was appointed Vice President, Manufacturing and Engineering. He was appointed President of Olin Brass and a Corporate Vice President in 1996. He holds a BS degree in metallurgical engineering from the University of Missouri, Rolla. Mr. Rupp has completed an eight hour director education course, which is accredited by Institutional Shareholder Services. Olin director since 2002; Chair of the Executive Committee.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

How many meetings did Board members attend?

During 2005, the board held eight meetings. All directors attended at least 75% of the meetings of the board and committees of the board on which they served. All of our directors attended the 2005 annual shareholders meeting. Our policy regarding directors’ attendance at the annual shareholders meeting is that they are required to attend, absent serious extenuating circumstances.

Which Board members are independent?

Our board has determined that all of its members, except Messrs. Griffin, Ruggiero and Rupp, are independent in accordance with applicable New York Stock Exchange (NYSE) listing standards and applicable provisions of our Principles of Corporate Governance, including consideration of all relevant facts and circumstances in concluding that none of the members determined to be independent had a material relationship with Olin.

Does the Company have corporate governance guidelines and a code of business conduct?

The board has adopted Principles of Corporate Governance and a Code of Business Conduct. The Code of Business Conduct applies to our directors and all of our employees, including our chief executive officer, chief financial officer, and principal accounting officer/controller. Each of our three major standing board committees (Audit, Compensation and Directors and Corporate Governance) acts under a written charter adopted by the board. All of these documents can be viewed on our website at www.olin.com in the Corporate Governance section of the Investor section or are available from the company by writing to: George H. Pain, Vice President, General Counsel and Secretary, Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105. In addition, we will disclose any amendment to, or waiver from, a provision of our Code of Business Conduct for our chief executive officer, chief financial officer, principal accounting officer/controller or other employees performing similar functions on that website.

What are the committees of the Board?

Our committees of the board are:

The Audit Committee, which held nine meetings during 2005, advises the board on internal and external audit matters affecting us. The audit committee acts under a written Charter adopted by the board in 1997, and reviewed and updated in 2005. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the audit committee is comprised solely of directors who meet the enhanced independence standards for audit committees in the Exchange Act and the rules thereunder as incorporated into the NYSE standard for independence and its members are: Philip J. Schulz, Chair, C. Robert Bunch, James G. Hascall, Virginia A. Kamsky, Randall W. Larrimore, John M. B. O’Connor and Richard M. Rompala. The board has determined that Philip J. Schulz meets the SEC definition of an “audit committee financial expert” and that each of the members of the audit committee is financially literate, as such term is interpreted by the board in its business judgment. The audit committee:

•	has sole authority to directly appoint, retain, compensate, evaluate and terminate our independent registered public accounting firm;

•	reviews with our independent registered public accounting firm the scope and results of their examination of our financial statements and any investigations and surveys by such independent registered public accounting firm;

•	pre-approves and monitors audit and non-audit services performed by our independent registered public accounting firm;

•	reviews its charter annually and publishes the charter in the annual meeting proxy statement in accordance with SEC regulations;

•	reviews our annual audited and quarterly unaudited financial statements and management’s discussion and analysis of financial condition and operations in our Form 10-K and Form 10-Qs before filing or distribution;

•	reviews with management and our independent registered public accounting firm, the interim financial results and related press releases before issuance to the public;

•	reviews audit plans, activities and reports of our internal and regulatory audit departments;

•	reviews the presentations by management and our independent registered public accounting firm regarding our financial results;

•	monitors our litigation process including major litigation and other legal matters that impact our financial statements or compliance with the law;

•	monitors compliance with legal and regulatory requirements including environmental, health, safety and transportation compliance;

•	monitors the Company’s Enterprise Risk Management process and related insurance programs;

•	oversees our ethics and business conduct programs and procedures;

•	reviews the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and

•	has the authority to hire its own independent advisors.

The Compensation Committee, which held five meetings during 2005, sets policy, develops and monitors strategies for, and administers the programs that are used to compensate the chief executive officer and other senior executives. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the compensation committee is comprised solely of directors who meet the NYSE standard for independence and its members are: Richard M. Rompala, Chair, Donald W. Bogus and Randall W. Larrimore. The compensation committee:

•	approves the salary plans for all executive officers including their total direct compensation opportunity, comprised of base salary, annual incentive standard and long-term incentive guideline award;

•	approves the measures, goals, objectives, weighting, payout matrices, performance certification and actual payouts for the incentive compensation plans;

•	administers the incentive compensation plans, stock option plans, and long-term incentive plans;

•	annually evaluates the performance of the chief executive officer;

•	performs settlor functions for the Company’s benefit plans such as establishing, designing and amending employee benefits;

•	approves executive and change-in-control agreements;

•	advises the board on the compensation of directors; and

•	has the authority to hire its own independent advisors.

The Directors and Corporate Governance Committee, which held four meetings during 2005, assists the board in fulfilling its responsibility to our shareholders relating to the selection and nomination of officers and directors. In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the directors and corporate governance committee is comprised solely of directors who meet the NYSE standard for independence and its members are: James G. Hascall, Chair, Donald W. Bogus, C. Robert Bunch, Virginia A. Kamsky, Randall W. Larrimore, John M. B. O’Connor, Richard M. Rompala and Philip J. Schulz. The directors and corporate governance committee:

•	makes recommendations to the board regarding the election of the chief executive officer;

•	reviews the nominees for our other officers;

•	makes recommendations to the board regarding the size and composition of the board and the qualifications and experience that might be sought in board nominees;

•	seeks out and recommends possible candidates for nomination and considers recommendations by shareholders, management, employees and others for candidates for nomination and renomination as directors;

•	assesses whether the qualifications and experience of board nominees meet the current needs of the board;

•	reviews plans for management development and succession;

•	periodically reviews corporate governance trends, issues and best practices and makes recommendations to the board regarding the adoption of best practices most appropriate for the governance of the affairs of the board;

•	reviews and makes recommendations to the board regarding the composition, duties and responsibilities of various board committees;

•	reviews and advises the board on such matters as protection against liability and indemnification;

•	reports periodically to the board on the performance of the board itself as a whole; and

•	has the authority to hire its own independent advisors.

The Executive Committee meets as needed in accordance with our By-laws. Between meetings of the board, the executive committee may exercise all the power and authority of the board (including authority and power over our financial affairs) except for matters reserved to the full board by Virginia law and matters for which the board gives specific directions. During 2005, this committee held no meetings. The executive committee members are: Joseph D. Rupp, Chair, James G. Hascall, Richard M. Rompala and Philip J. Schulz.

What is Olin’s Director nomination process?

Our Directors and Corporate Governance Committee acts as our nominating committee. As a policy, the committee considers any director candidates suggested by shareholders if we receive the appropriate information in a timely manner. Our Principles of Corporate Governance provide that the Board Chair and Chief Executive Officer, Lead Director, other directors, employees and shareholders, may recommend director nominees to the committee. The committee uses the same process to review and evaluate all potential director nominees, regardless of who recommends the candidate. The committee reviews and evaluates each nominee and the Committee Chair, the Board Chair and CEO and Lead Director interview the potential board candidates selected by the committee. The interview results, along with the committee’s recommended nominees, are submitted to the full board.

Criteria for new board members include recognized achievement plus skills such as a special understanding or ability to contribute to some aspect of Olin’s business. Racial and gender diversity are important but not at the expense of particular qualifications and experience that are required to meet the needs of the Board. The committee also strives to include board members with the personal qualities and experience that taken together will ensure a strong board of directors. The principal qualities of an effective corporate director include strength of character, an inquiring and independent mind, practical wisdom, and mature judgment.

This year, we have four nominees who are not executive officers standing for re-election. Three of these individuals joined Olin’s board since our 2005 annual shareholders meeting: Donald W. Bogus, C. Robert Bunch and John M. B. O’Connor. Mr. Bogus was elected by the board in July 2005, Mr. Bunch was elected by the board in December 2005, and Mr. O’Connor was elected by the board in January 2006. Mr. Bogus and Mr. O’Connor were each suggested by a non-management member of our board of directors. Mr. Bunch was recommended by an outside director search firm that the board retained to identify potential candidates.

A shareholder can suggest a person for nomination as a director by providing the name and address of the candidate, and a detailed description of his or her experience and other qualifications for the position, in writing addressed to the board of directors in care of the Secretary, Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105. The notice may be sent at any time, but for a candidate to be considered by the committee as a nominee for an annual shareholder meeting, we must receive the written information at least 150 days before the anniversary of the date of the prior year’s proxy statement. For example, for candidates to be considered for nomination by the committee at the 2007 annual meeting, we must receive the information from shareholders on or before October 14, 2006.

In addition to shareholders proposing candidates for consideration by the committee, Olin’s By-laws allow shareholders to directly nominate individuals at the annual shareholder meeting for election to the board by delivering a written notice as described under the heading “How can I directly nominate a Director for election to the board at the 2007 meeting?” on page 5 under the heading “Miscellaneous” above. Although a shareholder may directly nominate an individual for election as a director, the board is not required to include such nominee in the proxy statement.

Who presides at Executive Sessions of the Board of Directors?

In accordance with our Principles of Corporate Governance, Richard M. Rompala, our Lead Director, presides during executive sessions of the board’s independent directors.

How are the Directors compensated?

During 2005, we compensated each non-employee director on the board with:

•	an annual retainer of $30,000, of which $25,000 was paid in shares of common stock or credited in the form of phantom stock units;

•	phantom stock units with an aggregate fair market value equal to $45,000, rounded to the nearest 100 shares;

•	a fee of $2,000 for each meeting of the board and for each meeting of a committee of the board attended by a committee member;

•	a $10,000 annual fee for the Lead Director and for the chairs of the Audit, Compensation and Directors and Corporate Governance Committees;

•	reimbursement for expenses incurred in the performance of their duties as directors;

•	a 50% matching contribution to an eligible institution for gifts made by a director to such institution, up to a maximum of $5,000 per director per year; and

•	insurance coverage including: director’s liability insurance, personal excess liability coverage of $5 million per director, and coverage while on Company business under our business travel accident insurance policy.

Directors may elect to receive common stock instead of cash for any portion of their cash compensation. Directors may also elect to defer any cash payments and may elect deferred phantom stock units instead of an immediate stock grant. Deferred cash is credited with interest quarterly and phantom stock units are credited with dividend equivalents. Phantom stock units are paid out in shares of common stock, or at the director’s election, in cash. If there is a change in control as defined in the 1997 Stock Plan for Non-employee Directors (which we refer to as the Directors Plan), the balance of any deferred account is paid to the directors.

The Directors Plan also holds, as “phantom” shares, the shares of common stock of Arch Chemicals, Inc. issued to any director as a dividend distribution on their shares of Olin common stock held in their Directors Plan accounts at the time of the spin-off of Arch Chemicals, Inc. on February 8, 1999. Those Arch Chemicals, Inc. phantom shares are payable only in cash, unless a director elects to transfer the Arch Chemicals, Inc. phantom shares into their Olin common stock accounts.

Directors who are also employees of Olin do not receive any extra compensation for their services as directors.

Mr. Donald Griffin retired as an employee of Olin effective April 30, 2002, but continued to serve as Chairman of the Board until April 24, 2003. In 2005, he was provided with access to an office, the cost of which in the aggregate did not exceed $1,000. As a former executive of Olin, in 2005 Mr. Griffin realized $101,352 in proceeds from the exercise of Olin stock options.

Mr. Randall Larrimore received a cash retainer of $50,000 for his service as Chairman of the Board for the period January through June 2005.

Report of the Audit Committee

The directors on the audit committee are C. Robert Bunch, James G. Hascall, Virginia A. Kamsky, Randall W. Larrimore, John M. B. O’Connor, Richard M. Rompala and Philip J. Schulz. Messrs. Bunch and O’Connor became members of the committee effective upon their election to Olin’s board of directors in December 2005 and January 2006, respectively.

In accordance with NYSE listing standards and applicable provisions of our Principles of Corporate Governance, the audit committee is comprised solely of directors who meet the enhanced independence standards for audit committees in the Exchange Act and the rules thereunder as incorporated into the NYSE standard for independence. The board has determined that Philip J. Schulz meets the SEC definition of an “audit committee financial expert” and that each of the members of the audit committee is financially literate, as such term is interpreted by the board in its business judgment.

The audit committee’s primary responsibility is to assist the board in its oversight of the integrity of the Corporation’s financial reporting process and systems of internal control, to evaluate the independence and performance of the Corporation’s independent registered public accounting firm and internal audit functions and to encourage private communication between the audit committee and the internal auditors and our independent registered public accounting firm, KPMG LLP.

In addition to the five regularly scheduled meetings, the committee held four special meetings during the year to review SEC filings, earnings guidance press releases, the Company’s progress in complying with Section 404 of the Sarbanes-Oxley Act of 2002 and Management’s Enterprise Risk Management process. During the second half of 2005, the audit committee also completed a self-assessment.

In discharging their responsibility, members of the audit committee reviewed and discussed the audited financial statements for fiscal year 2005 with Management and KPMG. Specifically, the audit committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards (SAS) 61, Communication with Audit Committees, as amended.

In addition, the audit committee received the written disclosures and a letter from KPMG, required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. The audit committee discussed with KPMG the issue of its independence from Olin and reviewed KPMG’s reports on the firm’s quality review procedures and findings, results of peer reviews and investigations and inquiries, including corrective actions taken. The audit committee also negotiated the hiring of KPMG for the 2005 audit and pre-approved all fees which SEC rules require the committee to approve to ensure that the work performed was permissible under applicable standards and would not impair KPMG’s independence.

Based on the audit committee’s discussions with management and KPMG and the audit committee’s review of the report of KPMG and the other materials discussed above, the audit committee recommended that the board of directors include the audited consolidated financial statements in Olin’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the SEC.

February 23, 2006

Philip J. Schulz, Chair

C. Robert Bunch

James G. Hascall

Virginia A. Kamsky

Randall W. Larrimore

John M. B. O’Connor

Richard M. Rompala

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

How much stock is beneficially owned by each director and nominee for director and by the named executive officers in the Summary Compensation Table?

This table shows how many shares of our common stock certain persons beneficially owned on January 15, 2006. Those persons include each director and director nominee, each named executive officer in the Summary Compensation Table on page 21, and all current directors and executive officers as a group. A person has “beneficial ownership” of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. “Investment power” means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the number of shares listed, except as noted in the following table.

Name of Beneficial Owner	No. of Shares Beneficially Owned (a)	Percent of Common Stock (b)
Donald W. Bogus	1,229	—
C. Robert Bunch	0	—
Donald W. Griffin	681,450	—
James G. Hascall	10,301	—
Virginia A. Kamsky	3,845	—
Randall W. Larrimore	34,674	—
John M. B. O’Connor	0	—
Richard M. Rompala	44,764	—
Anthony W. Ruggiero	208,137	—
Philip J. Schulz	10,662	—
Joseph D. Rupp	432,608	—
John L. McIntosh	146,679	—
George H. Pain	71,639	—
John E. Fischer	23,793	—
Dennis R. McGough	116,564	—
Directors and executive officers as a group, including those named above (20 persons)	2,020,549	2.7

(a)	Includes shares credited under the CEOP on January 15, 2006, phantom stock units credited to deferred accounts under the Directors Plan, and shares that may be acquired within 60 days (by March 15, 2006) through the exercise of stock options as follows:

Name	Number of Phantom Stock Units Held in Director Deferred Accounts*	Number of Shares Subject to Options Exercisable in 60 days
Mr. Bogus	792	—
Mr. Bunch	0	—
Mr. Griffin	8,200	597,750
Mr. Hascall	6,717	—
Ms. Kamsky	2,500	—
Mr. Larrimore	30,148	—
Mr. O’Connor	0	—
Mr. Rompala	44,264	—
Mr. Ruggiero	1,109	193,417
Mr. Schulz	5,652	—
Mr. Rupp	—	372,468
Mr. McIntosh	—	137,251
Mr. Pain	—	69,709
Mr. Fischer	—	23,793
Mr. McGough	—	103,459
Directors and executive officers as a group, including those named above (20 persons)	99,382	1,709,253

*	Such shares have no voting rights.

(b)	Unless otherwise indicated, beneficial ownership does not exceed 1% of the outstanding shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC, and these persons must furnish us with copies of the forms they file. Officers, directors and ten-percent beneficial owners complied with all Section 16(a) filing requirements in 2005, except for the inadvertent late filing of a Form 4 to report one stock option exercise by each of the following individuals: Stephen C. Curley, Donald W. Griffin, Dennis R. McGough, John L. McIntosh and Joseph D. Rupp, which forms were filed six days late. We have implemented additional procedures to ensure that option exercises and other transactions are reported in a timely manner.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation for 2005

Compensation Philosophy

Olin designs its executive compensation policies and programs based on specific objectives:

•	attract, motivate and retain the highest quality executives,

•	align executive interests with those of the Company’s shareholders,

•	provide an incentive to executives to achieve quantifiable financial and other strategic objectives in a manner consistent with the Company’s values, and

•	unite management as a team, emphasizing group results.

To accomplish these objectives, we emphasize variable compensation, an emphasis consistent with competitive practice.

Executive Compensation Program as Administered in 2005

The compensation committee establishes total compensation opportunities listed below (and the three individual components) for Joseph D. Rupp, the Chairman, President and Chief Executive Officer (the CEO) and all other executive officers, based on a competitive analysis, targeted to the median of a group of companies identified by the independent consultant engaged by the committee that represent general U.S. industry, referred to as the “comparator group.”

The committee engages independent executive compensation consultants who provide it with an annual assessment of the Company’s relative position within the comparator group and advice and counsel with respect to the competitiveness of the design and administration of executive compensation programs. The independent consultants also advise the committee on regulatory changes and other matters related to executive compensation practices.

The total target compensation opportunity for each executive officer includes the following components:

•	annual base salary;

•	annual incentive award opportunity, and

•	long term incentive award.

Once the committee determines the total targeted compensation opportunity for the CEO and the other executive officers, the committee determines the appropriate mix of these three components, again with the advice of outside executive compensation consultants, using the competitive analysis.

Base Salary

The committee determined salary increases for 2005 in December of 2004, and they became effective on April 1, 2005. As of that date, the CEO’s base salary was increased to $750,000 per year. Factors utilized by the committee in determining the CEO’s 2005 salary included analyses of the comparator group, the scope of his responsibilities, and his time in the position. The CEO’s base salary remained below the median of the comparator group in 2005. The committee also increased the base salaries of the other executive officers which generally became effective April 1, 2005.

Annual Incentive Award

For 2005, the annual incentive program design was the same as originally implemented in 2002. Annual incentive awards are paid from a pool of available monies that is a function of Olin’s earnings per share performance for the year. The amounts payable to the CEO and the other named executive officers may not exceed the individual maximum payment amounts determined under the Senior Management Incentive Compensation Plan (described below) for 2005 performance.

For the CEO and other executive officers, during the first quarter of the year, the committee establishes the pool generation formula that will be used to establish the total payout pool, the participants and the payout matrix (i.e. the portion of the total payout pool payable to each executive officer). Following the end of the performance year, the committee reviews the financial results, computes the total payout pool and the portion payable to each executive officer. The committee retains the discretion to reduce the bonus payable to each executive but any reduction in the amount of one executive officer’s bonus cannot result in an increase in the bonus of another executive officer.

The committee awarded the CEO a bonus of $962,400 for 2005, of which approximately 89% was based on a formula related to earnings per share and 11% was based on the accomplishment of certain strategic objectives, including operational improvements, achievement of cost saving programs, and improved safety and environmental performance. This compares to his annual incentive payout for 2004 of $500,000. The actual payout for the other executive officers was also earned based on financial performance and their individual performance against strategic objectives.

Long-Term Incentive Award

The compensation committee determined the long-term incentive award opportunity for each executive officer in early 2005, based on the competitive analysis described above. Under the current long-term incentive program, stock options represent one-half of the aggregate value of the long-term incentive award opportunity, and performance share awards make up the other half.

Stock Options

The proposed option grant for each executive officer is based on the individual long-term incentive award opportunity, and the sum of these proposed option grants determines the aggregate pool of options. This aggregate pool of options is increased or decreased based on Olin’s trailing three-year Total Shareholder Return (TSR) relative to the S&P Materials 1000 companies plus six additional companies that compete with Olin (the Modified S&P 1000). TSR represents the increase in the fair market value of Olin common stock over the relevant period, including reinvestment of dividends, and is calculated using the method used for the Performance Graph on page 26. The aggregate pool of options increases by 25% when Olin’s TSR falls within the top third relative to the TSR for companies in the Modified S&P 1000. The aggregate pool of options shrinks by 25% when Olin’s TSR falls within the bottom third relative to the TSR for companies in the Modified S&P 1000. Olin’s 2005 stock option grant pool was set at 100% of the aggregate pool of options because Olin’s trailing three-year TSR for the three years ended December 31, 2004 fell in the middle third of the companies in the Modified S&P 1000.

Individual target option grant sizes are fixed by competitive analyses. Actual grants made to individuals may be increased or decreased by up to 25% by the committee (or by the CEO for non-officers). The total of all adjusted grants may not exceed the aggregate pool of available options for the year.

The CEO and other named executive officers received stock option grants in 2005 as set forth in the “Option Grants of Common Stock in 2005” table on page 23. The option price was set at the fair market value of common stock on the date of the grant, and the options have a ten-year term. These options vest one-third each year beginning in 2006.

Performance Shares

The other half of the individual long term incentive opportunity takes the form of performance shares. At the end of a three-year performance cycle, participants receive a performance share award, paid half in shares of Olin common stock and half in cash, based on Olin’s average annual return on capital in relation to the average annual return on capital among the Modified S&P 1000 companies. The award may be increased by as much as 50% if Olin’s average annual return on capital falls in the top 20% of the Modified S&P 1000 performance and may fall to 25% if Olin’s performance drops to the bottom 20% of the Modified S&P 1000 performance. Olin’s three-year average annual return on capital for the performance period 2002 through 2004, relative to the S&P MidCap 400 companies, was in the first quintile. These results provided for a performance award payout in 2005 of 25% of the target award level. The CEO and other named executive officers received grants of performance shares in 2005 as set forth in the “Long Term Incentive Plan-Awards in Last Fiscal Year” table on page 24.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code denies Olin a deduction for compensation paid to a named executive officer in a taxable year to the extent his compensation that does not meet the definition of “performance-based compensation” exceeds $1,000,000. Olin attempts to structure the stock options, and significant portions of the remaining long-term incentive and of the annual incentive, to meet the criteria for performance-based compensation. It is possible, however, that the portions of these awards that do not qualify as “performance-based compensation,” when combined with salary and other forms of compensation Olin pays to a named executive officer, may exceed this limitation in any particular year.

January 26, 2006

Richard M. Rompala, Chairman

Donald W. Bogus

Randall W. Larrimore

This table shows information about compensation for the Chief Executive Officer and the other four most highly compensated executive officers in 2005, who we refer to as the named executive officers in this proxy statement.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
						Other Annual Compen- sation	Restricted Stock Unit Awards			Awards	Payouts		All Other Compen- sation (c)
Name and Principal Position as of December 31, 2005	Year	Salary		Bonus						Securities Underlying Options (#)	Long-Term Incentive Payouts (b)
Joseph D. Rupp Chairman, President and Chief Executive Officer	2005 2004 2003	$ $ $	725,001 625,005 529,173	$ $ $	962,400 500,000 175,000	(a) (a) (a)	$ $ $	0 0 0		102,250 76,700 75,000	$ $ $	140,366 47,088 0	$ $ $	52,539 43,765 20,919

John L. McIntosh Vice President and President, Chlor Alkali Products Division	2005 2004 2003	$ $ $	309,252 299,508 292,506	$ $ $	310,881 197,279 120,034	(a) (a) $48,150(a)	$ $ $	0 0 0		23,000 21,500 23,000	$ $ $	51,988 32,961 0	$ $ $	16,418 19,991 9,240

George H. Pain Vice President, General Counsel and Secretary	2005 2004 2003	$ $ $	313,749 276,258 261,258	$ $ $	240,600 130,000 36,629	(a) (a) $75,216(a)	$ $ $	0 0 0		23,000 20,500 22,000	$ $ $	39,511 0 0	$ $ $	24,354 8,980 2,185

John E. Fischer(d) Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	301,248 271,126 0	$ $ $	256,640 125,000 0	$66,980(a) (a) (a)	$ $ $	0 0 0		26,575 22,400 0	$ $ $	0 0 0	$ $ $	22,468 4,520 0

Dennis R. McGough Vice President, Human Resources	2005 2004 2003	$ $ $	267,501 251,410 206,670	$ $ $	168,420 105,000 21,367	(a) $54,828(a) (a)	$ $ $	0 64,330 0	(e)	14,825 18,400 23,000	$ $ $	0 0 0	$ $ $	22,212 7,891 7,165

(a)	We did not pay any named executive “Other annual compensation” except for perquisites and other personal benefits, which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual’s salary plus bonus, other than Mr. Fischer in 2005, Mr. McGough in 2004 and Mr. McIntosh and Mr. Pain in 2003. In 2005, Mr. Fischer received $66,980, comprised of $52,480 for relocation expenses, $13,500 for automobile allowance and $1,000 for personal excess liability insurance premiums. In 2004, Mr. McGough received $54,828 for relocation expenses. In 2003, Mr. Pain received $75,216, comprised of $52,172 for relocation expenses, $17,073 for Company automobile expenses, $5,471 for financial counseling and $500 for personal excess liability insurance premiums. In 2003, Mr. McIntosh received $48,150, comprised of $24,847 for relocation expenses, $15,037 for Company automobile expenses, $7,766 for financial counseling and $500 for personal excess liability insurance premiums.
(b)	Represents performance share awards paid one-half in cash and one-half in stock. These awards are reported in the year paid rather than the year granted, as, by their nature the awards do not reflect performance in one particular year, but rather over three years, and the number of shares are not fully determinable until paid.
(c)	Amounts reported in this column for 2005 are comprised of the following items:

	Exercise of Arch Stock Options (1)	Life Insurance Premiums (2)	CEOP Match	Supplemental CEOP (3)
Joseph D. Rupp	$0	$20,589	$9,450	$22,500
John L. McIntosh	0	9,240	6,300	878
George H. Pain	0	10,235	9,450	4,669
John E. Fischer	0	7,787	9,450	5,231
Dennis R. McGough	0	10,175	9,450	2,587

(1)	Olin employees may exercise their options for shares of Arch Chemicals, Inc. common stock (issued in the 1999 spin-off of Arch Chemicals) for either a cash payment or for Arch Chemicals common stock. Olin pays the difference between the option exercise price and the fair market value of Arch Chemicals common stock at the time of exercise to the employee if he or she elects to take cash, or to Arch, which then issues the appropriate number of shares to the employee, if the employee elects to take stock.
(2)	The key executive life insurance program consists of three types of benefits: active employee life insurance, retiree life insurance and survivor income benefits. At the executive’s option, the survivor income benefit may be exchanged for additional life insurance. The amounts shown represent the total premiums we paid in 2005 for these three benefits.

(3)	Under the Supplemental CEOP, CEOP participants whose contributions are limited under certain IRS regulations may make tax deferred contributions as would otherwise be permitted in the CEOP. We match Supplemental CEOP contributions, as we would under the CEOP. The amounts of our matching contributions made on behalf of the executives are shown.

(d)	Mr. Fischer re-joined Olin on January 2, 2004 as Vice President, Finance.
(e)	Reflects the value of 3,500 restricted stock units granted to Mr. McGough on February 12, 2004, using the closing price of Olin common stock on that date as reported on the consolidated transaction reporting system relating to NYSE issues. Mr. McGough’s restricted stock units vest on February 12, 2007, subject to continued employment, and are paid out on the vesting date in the form of shares of Olin common stock on a 1-for-1 basis. At December 30, 2005, the units totaled 3,500 and were valued on such date at $73,917 (including dividends accrued on these shares through December 30, 2005) using the closing stock price of the common stock on December 30, 2005 as reported on the consolidated transaction reporting system relating to NYSE issues.

Stock Option Plans

We grant to key employees, selected by the compensation committee, options to purchase shares of common stock. The option price must be at least the fair market value of the common stock on the date of the grant and the options may not be exercised later than ten years from such date. The optionee may pay the exercise price of the options in cash or in common stock, valued at the market price on the date of exercise. Our option plans do not provide for repricing or, except for anti-dilution adjustments, other adjustments to the exercise price.

The following table provides information about stock options we granted in 2005 to the named executive officers.

Option Grants of Common Stock in 2005

	Individual Grants
Name	Number of Securities Underlying Options Granted (a)	% of Total Options Granted to All Employees in 2005	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term (b,c)
					5%	10%
Joseph D. Rupp	102,250	17.4	$23.78	2/09/15	$1,529,160	$3,875,193
John L. McIntosh	23,000	3.9	23.78	2/09/15	343,968	871,682
George H. Pain	23,000	3.9	23.78	2/09/15	343,968	871,682
John E. Fischer	26,575	4.5	23.78	2/09/15	397,432	1,007,171
Dennis R. McGough	14,825	2.5	23.78	2/09/15	221,710	561,856
All Shareholders	N/A	N/A	N/A	N/A	1,074,904,443	2,724,018,903
All Optionees	587,525	100%	23.78	2/09/15	8,786,503	22,266,725

(a)	We awarded stock options to the five named executive officers effective February 10, 2005. The options become exercisable in three equal annual increments, beginning on February 10, 2006.
(b)	No gain to the optionees is possible without appreciation in the stock price, which will benefit all shareholders commensurately. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of our stock price or to establish any present value of the options.
(c)	Realizable values are computed based on the number of options granted in 2005 and still outstanding at year-end.

The following table describes options exercised during 2005 and the outstanding options at the end of 2005 for the named executive officers.

Aggregated Option Exercises in 2005 and Year-end 2005 Stock Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/05		Aggregate Value of Unexercised, In-the-Money Options at 12/31/05 (a)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Joseph D. Rupp	3,671	15,455	295,804	218,383	653,015	195,964
John L. McIntosh	1,675	7,052	113,445	74,999	193,742	71,120
George H. Pain	0	0	41,501	43,999	97,236	47,604
John E. Fischer	0	0	9,499	41,508	8,662	17,322
Dennis R. McGough	1,144	4,816	90,814	49,757	204,874	58,072

(a)	Value was computed as the difference between the exercise price and the $19.68 per share closing price of our common stock on December 30, 2005, as reported on the consolidated transaction reporting system relating to NYSE issues.

The following table describes performance share awards we made in 2005 to the named executive officers.

Long-Term Incentive Plan—Awards in Last Fiscal Year

Name	Number of Shares	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans (a)
			Threshold (#)	Target (#)	Maximum (#)
Joseph D. Rupp	35,200	December 31, 2007	8,800	35,200	52,800
John L. McIntosh	7,925	December 31, 2007	1,982	7,925	11,888
George H. Pain	7,925	December 31, 2007	1,982	7,925	11,888
John E. Fischer	9,150	December 31, 2007	2,288	9,150	13,725
Dennis R. McGough	5,100	December 31, 2007	1,275	5,100	7,650

(a)	Actual number of shares paid (payable one-half in stock and one-half in cash) ranges between 25% and 150% of target number, based upon our average annual return on capital compared to the average annual return on capital of the Modified S&P 1000 companies over the performance period.

Equity Compensation Plan Information

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)
Equity compensation plans approved by security holders (2)	5,343,059	(3)	$20.26	(3)	1,604,685	(5)
Equity compensation plans not approved by security holders (4)	N/A	(4)	N/A	(4)	N/A	(4)

Total	5,343,059		$20.26	(3,4)	1,604,685

(1)	Number of shares is subject to adjustment for changes in capitalization for stock splits and stock dividends and similar events.
(2)	Consists of the 1996 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries, the 2000 Long Term Incentive Plan, the 2003 Long Term Incentive Plan and the 1997 Stock Plan for Non-employee Directors. Does not include information about the equity compensation plans listed in the table below, which have expired. No additional awards may be granted under those expired plans. As of December 31, 2005:

Plan Name	Expiration Date	Number of Securities Issuable Under Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Term
1988 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries	4/30/98	196,835	$24.91	0.3 years

Olin 1991 Long Term Incentive Plan	4/30/01	721,275	$18.97	2.9 years

(3)	Includes:

•	4,856,228 shares issuable upon exercise of options with a weighted average exercise price of $20.26, and a weighted average remaining term of 4.7 years, (which include 918,775 shares subject to performance accelerated vesting options, that vest on the earlier of December 27, 2009, or the tenth day in any 30 calendar day period upon which the average of the high and low per share sales prices of Olin’s common stock as reported on the consolidated transaction system for New York Stock Exchange issues is at or above $28.00),

•	66,900 shares issuable under restricted stock unit grants, with a weighted average remaining term of 1.3 years,

•	285,438 shares issuable in connection with outstanding performance share awards, with a weighted average term of 1 year remaining in the performance measurement period, and

•	134,493 shares under the 1997 Stock Plan for Non-employee Directors which represent stock grants for retainers, other board and committee fees, and dividends on deferred stock under the plan.

(4)	Does not include information about equity compensation plans assumed in connection with the acquisition of Chase Industries Inc. in September 2002 by merger. No additional awards may be granted under those assumed plans. As of December 31, 2005, options for a total of 172,633 shares, with a weighted average exercise price of $21.76 per share, and a weighted average remaining term of 2.7 years, were outstanding under the various plans assumed in connection with that acquisition.

Does not include a total of 547,122 shares issuable upon the exercise of outstanding options under the Arch Chemicals, Inc. 1999 Long Term Incentive Plan, with a weighted average exercise price of $25.57, and a weighted average remaining term of 1.1 years. No additional options or other awards may be issued under that plan.

(5)	Does not include information about the proposed 2006 Long Term Incentive Plan being submitted for shareholder approval at the annual meeting. No awards have been made under that plan.

Plan information as of February 10, 2006.    As of February 10, 2006, we had 6,237,507 shares subject to stock options and 507,939 restricted stock units and performance shares outstanding under all of our stock-based plans other than our Contributing Employee Ownership Plan. Those stock options had a weighted average exercise price of $20.29 per share and a weighted average remaining life of 5.2 years.

Performance Graph

This graph compares the total shareholder return on our common stock with the total return on the S&P Midcap 400 and our Peer Group, as defined below, for the five-year period from December 31, 2000 through December 31, 2005. The cumulative return includes reinvestment of dividends.

Our Peer Group consists of Georgia Gulf Corporation, Brush Engineered Materials Inc., Mueller Industries, Inc. and Wolverine Tube, Inc. Our Peer Group is weighted in accordance with market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each of the five years covered by the performance graph. We calculated the weighted return for each year by multiplying (a) the percentage that each corporation’s market capitalization represented of the total market capitalization for all corporations in our Peer Group for such year by (b) the total shareholder return for that corporation for such year.

*	$100 invested on 12/31/00 in stock or index, including reinvestment of dividends.

	12/00	12/01	12/02	12/03	12/04	12/05
OLIN CORPORATION	100	77	77	105	120	112
S & P MIDCAP 400	100	99	85	115	134	151
PEER GROUP	100	109	95	127	201	143

EXECUTIVE AGREEMENTS

Pre-2005 Agreements.    As of December 31, 2005, we had executive severance agreements with three of our named executive officers, John McIntosh, George Pain and Joseph Rupp. Each agreement expired on November 1, 2005, but was extended for an additional year under the provision in the agreement that states that the term is automatically extended annually for an additional year, unless we provide at least 90 days notice that the term will not be so extended. We provided notice to these individuals that the agreements will expire on November 1, 2007. If a change in control or a potential change in control of Olin (each as defined in the agreement) occurs before the agreement expires, the agreement extends to the later of three years following the date of the potential change in control or three years following the date of the change in control.

Under the agreement, the officer agrees that if a potential change in control occurs, he or she will remain in Olin’s employ until the earlier of (1) the end of the six-month period following the potential change in control or (2) the occurrence of a change in control, so long as Olin continues to provide the officer with no less favorable office, title, duties and responsibilities.

If the officer’s employment is terminated by Olin without cause or by the officer as a result of disability or adverse changes in the terms and conditions of the officer’s employment, the officer will receive, in lieu of severance benefits under any other Olin severance plans or programs:

(1)	a lump sum cash payment (which we refer to as the executive severance amount) equal to (a) twelve months salary plus (b) the greater of the average annual incentive compensation award paid or payable by Olin in respect of the last three calendar years or the officer’s then current standard annual incentive compensation award;

(2)	an additional twelve months of service credit for pension plan purposes;

(3)	continuation for twelve months of medical, dental and life insurance coverage for the officer and his or her dependents;

(4)	outplacement services; and

(5)	if termination of employment occurs after the first quarter of any calendar year, a prorated annual incentive compensation award.

If any such termination of employment (other than as a result of disability) occurs following a change in control of Olin, the officer also will receive (a) an additional cash severance payment in an amount equal to two times the executive severance amount and (b) an additional 24 months of pension plan service credit and insurance coverage. In addition, if the officer at the end of the 36-month period following termination of employment has satisfied the eligibility requirements to participate in Olin’s post-retirement medical and dental plan, he or she will be entitled to continue in Olin’s medical and dental coverage (including dependent coverage) until the officer reaches age 65, on terms and conditions no less favorable than those in effect prior to the change in control, provided that such coverage will be secondary coverage to any coverage provided to the officer by any new employer.

If, in connection with the sale or transfer of an Olin business or assets to a third party or to a joint venture, the officer becomes an employee of the buyer or joint venture, he or she receives the benefits listed in items (1) through (4) above if his or her employment terminates under circumstances described above within twelve months of becoming employed by such buyer or joint venture. Payments are reduced for any cash severance or similar benefits from such buyer or joint venture.

An active employee on the date on which a change in control occurs, who is less than 55 and participates in our Senior Executive Pension Plan, will be entitled to a lump sum payment under that plan in an amount that, when combined with the value of his or her accrued pension benefits from all other Olin pension plans (assuming for such purpose that the officer had terminated employment upon the change in control), preserves the payment of such accrued benefits based on the subsidized early retirement factor that would be applicable if he or she had been 55 at the time of such termination of employment.

If any payments made to the executive subject the executive to the excise tax under Section 4999 of the Code, the payment will be increased so that the executive will receive the same net payment as if such tax did not apply.

Post-2004 Agreements.    As of December 31, 2005, we had executive severance agreements and executive change in control agreements with two named executive officers, John Fischer and Dennis McGough, and with four other executive officers. Each agreement has an initial three-year term, which is automatically extended annually for an additional year unless we provide at least 90 days notice that the term will not be so extended. Under the executive change in control agreement, if a change in control (as defined in the agreement) occurs before the agreement expires, the agreement extends for at least three years following the date of the change in control.

Executive Severance Agreements (non-change in control).    Pursuant to the executive severance agreement, if we terminate the officer’s employment without cause, the officer will receive, in lieu of severance benefits under any other Olin severance plans or programs, the payments and benefits set forth in (1) through (5) above under the pre-2005 executive severance agreements, except that the executive severance amount will be paid in installments over the twelve-month period following termination of employment. In addition, no severance payments will be made until the officer has signed a waiver and general release of claims that has become effective in accordance with its terms. If the officer becomes entitled to receive severance benefits under the post-2004 executive severance agreement, he or she must agree to one-year noncompetition and nonsolicitation covenants that are substantially identical to those currently applicable under Olin’s stock and incentive compensation plans. As under the pre-2005 executive severance agreements, if, in connection with the sale or transfer of an Olin business or assets to a third party or to a joint venture, the officer becomes an employee of the buyer or joint venture, he or she receives the benefits listed in items (1) through (4) above if his or her employment terminates under circumstances described above within twelve months of becoming employed by such buyer or joint venture, and such payments are reduced for any cash severance or similar benefits from such buyer or joint venture.

Executive Change in Control Agreements.    Pursuant to the executive change in control agreements, if, following a change in control, the officer’s employment is terminated by Olin without cause or by the officer as a result of disability or adverse changes in the terms and conditions of the officer’s employment, the officer will be entitled to the same payments and benefits described above under the pre-2005 executive severance agreements for terminations of employment occurring following a change in control, other than the special lump sum payment described above for participants in the Senior Executive Pension Plan (which is described below) who are under age 55 at the time of the change in control. In addition, the payments and benefits described in the preceding sentence are not conditioned on the officer’s providing a waiver and general release of claims or on the officer complying with one-year noncompetition and nonsolicitation covenants. As under the pre-2005 agreements, the executive change in control agreements also provide that if any payments made to the officer subject the officer to the excise tax under Section 4999 of the Code, the payment will be increased so that the executive will receive the same net payment as if such tax did not apply.

RETIREMENT BENEFITS

Qualified Pension Plan for Employees

For employees hired prior to January 1, 2005, we provide fixed retirement benefits through a tax qualified pension plan and two non-qualified plans described below. The normal retirement age is 65, but early retirement is available after age 55 with at least ten years of service. (If early retirement is before age 62, the employee receives reduced benefits.) The pension benefits are calculated based on the average cash compensation per year (salary and bonus shown in the Summary Compensation Table on page 21) for the highest three years during the ten years before and including the year in which an employee retires. The normal retirement allowance is 1.5% of the employee’s average compensation multiplied by the number of years of service, less a percentage of the employee’s primary Social Security benefit based on years of service (not to exceed 50% of such Social Security benefit).

When the employee qualifies and elects to retire, the benefits from the qualified plan will be paid in monthly installments, unless the present value of the benefit is less than $5,000. The qualified pension plan, called the Olin Corporation Employees Pension Plan, provides that if within three years following a change in control (as defined in the plan) of Olin, any corporate action is taken or filing made in contemplation of, among other things, a plan termination or merger, or other transfer of assets or liabilities of the plan, and such termination, merger or other event thereafter takes place, plan benefits would automatically increase for affected participants (and retired participants) to absorb any surplus plan assets.

Defined Contribution Plan

For salaried employees hired on or after January 1, 2005, we provide a defined contribution based on a specific rate of contribution and the benefit an employee receives is the value of the accumulated contributions, which reflects the investment performance. We make an annual contribution of 5% of eligible pay to a retirement account within the Corporation’s Contributing Employee Ownership Plan for salaried employees hired on or after January 1, 2005.

Non-Qualified Pension Plans

Olin Supplementary and Deferral Benefit Pension Plan, or Supplemental Plan

Under this Supplemental Plan, we pay a supplemental pension based on the formula described above on deferred compensation, including deferred incentive compensation.

The Supplemental Plan also provides additional pension benefits to highly compensated employees, whose benefits from qualified plans are limited by the Code. This plan provides for the payment of supplemental pension benefits equal to the reduction in the qualified plan benefit resulting from the IRS limitations.

The non-qualified Supplemental Plan provides that executives whose benefits have an actuarial present value in excess of $100,000 shall receive such benefits in the form of an “accelerated distribution,” unless the executive instead elects to receive monthly benefits. An “accelerated distribution” means that the executive will receive payment in the amount of the actuarial present value of the benefit due in one, two or three annual installments, as determined by the Company.

In the event of a change in control (as defined in the plan), we will pay each eligible employee a lump sum amount in cash sufficient to purchase an annuity which will provide the same monthly after tax benefit as the employee would have received under the Supplemental Plan based on benefits accrued as of the date of the change in control. The lump sum payment will be reduced to take into consideration monthly payments provided under trust arrangements or other annuities we establish or purchase in order to make payments under this plan.

Senior Executive Pension Plan, or Senior Plan

Our Senior Plan provides additional pension benefits for executives, as described in the Senior Plan. Under the Senior Plan, we pay pension benefits to executives when they retire after age 55. Benefits are reduced for executives who retire before age 62. The benefits are based on the average of the executive’s annual compensation (salary and bonus shown in the Summary Compensation Table on page 21) for the highest three years out of the last ten years that the executive is employed by the Company, including the year in which an executive retires. The benefits equal 3% of the executive’s average compensation multiplied by the number of years of participation in the Senior Plan, reduced by pension benefits that accrued under our qualified and other non-qualified plan for the period of time credited under the Senior Plan, and further reduced by 50% of employee’s primary Social Security benefit. The maximum benefit payable is 50% of the employee’s average compensation reduced by amounts payable from our qualified and non-qualified plans and certain adjustments set forth in the plan documents, if applicable. The Senior Plan also provides benefits to an executive’s surviving spouse equal to 50% of the executive’s benefits.

To receive benefits under the Senior Plan, an executive must meet the service requirements and other plan provisions regarding suspension of benefit accruals and cessation of benefits. Even if the benefits have accrued, the compensation committee may remove a participant from the Senior Plan for cause (as defined in the plan).

The Senior Plan provides that executives whose benefits have an actuarial present value in excess of $100,000 shall receive such benefits in the form of an “accelerated distribution,” unless the executive instead elects to receive monthly benefits. An “accelerated distribution” means that the executive will receive payment in the amount of the actuarial present value of the benefit due in one, two or three annual installments, as determined by the Company. However, in the event of a change in control (as defined in the plan), the Senior Plan will pay qualified executives a lump sum amount in cash sufficient to purchase an annuity, which will provide the same after-tax benefit. In addition, the agreements described above under “Executive Agreements” provide that an executive officer who is less than age 55 at the time of a change in control, will be treated as if he or she had retired at age 55, and the lump sum payment will be calculated based on the years of service at the date of a change in control.

The following table shows the maximum amount of retirement benefits annually payable in total under the qualified pension plan and the non-qualified pension plans. These amounts will be reduced by applicable offsets according to the plans’ provisions.

Pension Plan Table

	Years of Service
Compensation	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 200,000	$60,000	$90,000	$100,000	$100,000	$100,000	$105,000	$120,000
300,000	90,000	135,000	150,000	150,000	150,000	157,500	180,000
400,000	120,000	180,000	200,000	200,000	200,000	210,000	240,000
500,000	150,000	225,000	250,000	250,000	250,000	262,500	300,000
600,000	180,000	270,000	300,000	300,000	300,000	315,000	360,000
700,000	210,000	315,000	350,000	350,000	350,000	367,500	420,000
800,000	240,000	360,000	400,000	400,000	400,000	420,000	480,000
900,000	270,000	405,000	450,000	450,000	450,000	472,500	540,000
1,000,000	300,000	450,000	500,000	500,000	500,000	525,000	600,000
1,100,000	330,000	495,000	550,000	550,000	550,000	577,500	660,000
1,200,000	360,000	540,000	600,000	600,000	600,000	630,000	720,000
1,300,000	390,000	585,000	650,000	650,000	650,000	682,500	780,000
1,400,000	420,000	630,000	700,000	700,000	700,000	735,000	840,000
1,500,000	450,000	675,000	750,000	750,000	750,000	787,500	900,000

Credited years of service for the named executive officers as of December 31, 2005 are as follows: Mr. Rupp, 34.0 years (19.5 years under the Senior Plan); Mr. McIntosh, 28.6 years (6.9 years under the Senior Plan); Mr. Pain, 20.0 years (3.7 years under the Senior Plan); Mr. Fischer, 21.6 years (1.1 years under the Senior Plan); and Mr. McGough, 27.1 years (1.0 years under the Senior Plan).

Other

Under our compensation plans and arrangements, all participants, including directors, may defer payment of salaries, director compensation and incentive compensation to cash and phantom stock accounts.

ITEM 2—PROPOSAL TO APPROVE 2006 LONG TERM INCENTIVE PLAN

The board of directors proposes that the shareholders approve the Olin Corporation 2006 Long Term Incentive Plan, or 2006 LTIP, as adopted by the board on January 27, 2006.

The principal features of the 2006 LTIP are summarized below. The summary is not intended to be a complete description of the 2006 LTIP, and you should review the entire 2006 LTIP, a copy of which is included in this Proxy Statement as Appendix A.

General Nature and Purpose

The principal purposes of the 2006 LTIP are to (a) attract and retain employees, (b) provide competitive compensation packages to participants, (c) motivate participants to achieve long-range goals, and (d) further align participants’ interests with those of Olin’s shareholders.

Under the 2006 LTIP, a maximum of 3,000,000 shares of Olin common stock, referred to as common stock in this summary, is authorized for issuance upon exercise or granting of options, stock appreciation rights, or SARs, restricted stock, performance shares and other awards (collectively, “awards”). As of the end of February 2006, the total number of shares available for stock option grants to our employees was approximately 362,800 (313,400 under the Olin Corporation 2003 Long Term Incentive Plan, and 49,400 under the Olin Corporation 2000 Long Term Incentive Plan). As of January 31, 2006, there were approximately 5,900 employees who would be eligible to participate in the 2006 LTIP.

Performance-Based Awards

Section 162(m) of the Code denies the deduction for certain compensation in excess of $1 million per year paid by a public company to certain highly compensated officers. Certain types of compensation, including compensation based on performance measures, are excluded from this deduction limit. In order for compensation to qualify for this exception, among other things, (i) the compensation plan must provide for a limit on the compensation to be paid to each executive and (ii) the performance measures must be disclosed to and approved by shareholders in a separate vote prior to payment. As discussed above, the 2006 LTIP provides for limits on the amount of awards to be paid to any participant.

The 2006 LTIP provides that awards designated by the committee as being performance-based shall have as performance measures one or more of the following: pre-tax profit, earnings per share, economic value added (EVA), cash flow, net income, operating profit, return on capital, return on equity, return on net assets, earnings before interest, taxes, depreciation and amortization (EBITDA), revenues and total shareholder return. EVA is a registered trademark of Stern Stewart & Company.

Administration

The board designated the compensation committee to administer the 2006 LTIP. Each member of the committee must be both a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act (“Rule 16b-3”) and an “outside director” for purposes of Section 162(m) of the Code. The full board may also elect to administer the 2006 LTIP directly. The committee may delegate partial or full authority to one or more members of Olin’s management under the 2006 LTIP, with respect to eligible employees who are not “officers” for purposes of Section 16(b) of the Exchange Act.

Subject to the terms and conditions of the 2006 LTIP, the committee has the authority to select the employees to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take other actions necessary or advisable for the administration of the 2006 LTIP (other than to reprice outstanding options). The board or the committee may at any time suspend or terminate the 2006 LTIP. Shareholder approval is required reprice options. Shareholder approval is also required to increase the maximum number of shares subject to awards or other award limits or to reduce the minimum option exercise price, except that the committee is allowed to make appropriate proportionate adjustments for stock dividends, stock splits or similar events as allowed in Section 4(b) of the 2006 LTIP.

Eligibility

Awards under the 2006 LTIP may be granted to employees of Olin (or any current or future subsidiaries) selected by the committee for participation in the 2006 LTIP.

Awards

The 2006 LTIP provides that the committee will specify the type, terms and conditions of the award. Each award may be set forth in a separate agreement with the person receiving the award.

The 2006 LTIP provides that (a) awards covering not more than 3,000,000 shares may be granted under the 2006 LTIP, (b) no more than 900,000 shares may be issued for incentive stock options (ISOs), (c) awards intended to be “performance-based compensation” under Section 162(m) to any one individual may not exceed 550,000 shares of stock options and SARs in any calendar year, (d) awards intended to be “performance-based compensation” under Section 162(m) to any one individual may not exceed 300,000 shares of restricted stock and performance shares plus no more than $1,775,000 of other awards in any calendar year, and (e) no more than 1,425,000 shares may be subject to awards for restricted stock, restricted stock units, and performance shares. Shares exchanged or withheld to pay the purchase or exercise price of an award (including shares withheld to satisfy the exercise price of a stock appreciation right settled in stock) or to satisfy tax withholding obligations count against the numerical limits.

The 2006 LTIP allows for grants of options, or the right to purchase common stock at a specified price. Options may be non-qualified stock options, or NQSOs, or ISOs. No option exercise price may be less than the fair market value on the date of grant. The option will become exercisable (at the discretion of the committee) in one or more installments on or after the grant date, subject to the participant’s continued employment with Olin.

ISOs will be designed to comply with certain restrictions contained in the Code. ISOs may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of Olin, the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant, and the ISO must expire no later than the fifth anniversary of the date of its grant.

A restricted stock unit entitles the holder to receive shares of common stock or cash at the end of a specified deferral period. The committee may issue shares of restricted stock up to an aggregate 5% of the total number of shares available for issuance under this plan without any minimum vesting period. Grants of restricted stock above that level must include a minimum one-year vesting period for performance-based restricted stock grants and a minimum three-year vesting period for restricted stock grants without any performance-based component. Restricted stock may be awarded and made subject to such other restrictions as the committee determines. Such restrictions will lapse under such circumstances as the committee may determine, including upon the achievement of performance criteria referred to below. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until the restrictions (if any) are removed or expire. Recipients of restricted stock may have voting rights and receive dividends paid with respect to such stock prior to the time when the restrictions lapse, or the restricted stock may not be issued until the award has vested, and, in that instance, the recipient would have no voting or dividend rights prior to the time when the vesting conditions are satisfied.

Performance shares provide for future issuance of shares to the recipient upon the attainment of corporate performance goals established by the committee over specified performance periods. Prior to payment of performance shares the committee will certify that the performance objectives were satisfied. Performance objectives may vary from individual to individual and will be based upon one or more performance criteria the committee may deem appropriate, including the criteria described above.

SARs may be granted in connection with stock options or separately, and are payable in cash. The term of a SAR may not exceed ten years. A SAR entitles the holder to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of common stock on the date of exercise (or, if the committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the committee as of the date of grant. Except as required by Section 162(m), there are no restrictions specified in the 2006 LTIP on the amount of gain realizable from the exercise of SARs, although restrictions may be imposed by the committee.

Dividend equivalents represent the value of any dividends per share paid by Olin, calculated with reference to the number of shares covered by the awards held by the participant. This value is converted into cash or additional shares of common stock, as determined by the committee. Payment may be made concurrently with actual dividend payments or may be deferred, at the election of the committee.

General

Method of Exercise.    To exercise an option, the optionee must deliver to Olin a notice of exercise and full payment for the shares. The option price may be paid in cash, or by tendering shares of common stock already issued or issuable upon exercise of the option or by any other form of payment, which is approved by the committee and is consistent with the 2006 LTIP and applicable law, or by any combination of the above.

Termination of Employment.    Awards terminate upon termination of the participant’s employment by Olin for cause or by the employee without Olin’s written consent. Vested options held at the time an optionee’s employment terminates for any other reason (excluding retirement) may be exercised for three months after termination, or such longer period as the committee provides. Vested options held at the time an optionee’s employment terminates due to retirement may be exercised at any time until the expiration date of the option, or such shorter period as the committee provides at the time of the termination. In no event, however, can an option be extended beyond the expiration date.

Non-Compete.    If a participant renders service to a competitor of Olin, or discloses confidential information without Olin’s consent, or violates other terms of the 2006 LTIP, generally the committee may terminate any unvested, unpaid or deferred awards held by the participant, or may require the participant to forfeit benefits received under the 2006 LTIP within the six months prior to such action.

Non-Transferability.    Options may be transferred only by will or by the laws of descent and distribution, and during a participant’s lifetime are exercisable only by the participant. However, the committee may in its discretion permit transfers by gift to a member of the holder’s family members or related entities or pursuant to certain domestic relations orders.

Acceleration of Awards.    The vesting of awards will be accelerated in the event of a Change in Control of Olin. A “Change in Control” occurs if:

•	the incumbent directors (or their successors approved by at least two-thirds of the incumbent directors) cease to constitute at least a majority of the members of the board of directors (except directors initially added to the board as a result of a threatened election contest);

•	a person or group of persons other than Olin, a majority-owned subsidiary, employee benefit plan (or related trust) of Olin or such a subsidiary, or an underwriter on a temporary basis, becomes the beneficial owner (as that term is defined under Rule 13d-3 of the Exchange Act), of 20% or more of Olin’s then-outstanding voting stock;

•	Olin or a subsidiary consummates a merger or similar transaction or sells all or substantially all of its assets to an unaffiliated entity, unless immediately following such transaction: (1) more than 50% of the total voting power of the surviving entity or of the acquiring entity is represented by Olin common stock or securities into which such shares were converted, (2) no person (other than an employee benefit plan) becomes the beneficial owner of 20% or more of the total voting power and (3) at least a majority of the members of the board of directors (or similar body) of the surviving entity or the acquiring entity were incumbent directors of Olin’s board at the time Olin’s board approved the initial agreement for such transaction; or

•	Olin’s shareholders approve a plan of complete liquidation or dissolution of Olin.

If a participant in the 2006 LTIP is subject to excise tax on any benefits or payments received under the 2006 LTIP as a result of the “parachute tax” provisions of the Code, Olin will compensate him or her for such excise tax unless a compensating payment for excise tax on benefits under the 2006 LTIP is made under another benefit or employment plan or agreement.

ERISA.    The 2006 LTIP is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code nor an “employee benefit plan” subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Adjustments Upon Change in Capitalization.    If the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares of Olin or other securities of Olin by reason of merger, consolidation, recapitalization, stock split, stock dividend, combination or exchange of shares, split-up, split-off, spin-off or other similar change in capitalization or any distribution to shareholders other than cash dividends, the committee will make an appropriate and equitable adjustment in the number, kind and prices of shares as to which all outstanding awards will be awarded, including adjustments to the limitations on the maximum number and kind of shares subject to the award limits.

Changes from 2003 LTIP.    The 2006 LTIP is modeled after our current 2003 LTIP, approved by shareholders at the 2003 annual meeting. Changes from the 2003 LTIP include:

•	decreases or increases in the various caps imposed on different types of awards, based on changes in our incentive programs over the last three years,

•	counting shares exchanged or withheld to pay the purchase or exercise price of an award or to satisfy withholding obligations against the numerical caps of the plan; and

•	conforming certain provisions to requirements related to deferred compensation under Section 409A of the Code.

Benefits Under 2006 LTIP

No awards have been granted under the 2006 LTIP, so that benefits accruing pursuant to the 2006 LTIP are not presently determinable.

Federal Income Tax Consequences

We believe that under present law, the following discussion summarizes the U.S. federal income tax consequences generally arising with respect to awards under the 2006 LTIP.

Stock Options.    The grant of a NQSO is generally not a taxable event either for the optionee or for Olin. Upon exercise of a NQSO, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock acquired upon exercise, determined at the date of exercise, over the exercise price of such option. Subject to Section 162(m), Olin will be entitled to a business expense deduction equal to such amount.

Generally, an optionee recognizes no taxable income upon the grant or exercise of an ISO, although payment of the option price with shares of common stock may result in taxable income on the transfer of the shares. The payment in shares will not affect the favorable tax treatment of the common stock received as a result of exercising the option. If an optionee meets the various holding period requirements, any gain or loss on the subsequent disposition of such common stock will be taxed to the optionee as long-term capital gain or loss. To the extent that an optionee recognizes ordinary income by reason of failing to meet those requirements, Olin generally will be entitled to a corresponding business expense deduction, subject to Section 162(m).

Restricted Stock.    A holder of restricted stock generally will recognize ordinary income in an amount equal to the fair market value of the common stock upon receipt of the shares. Subject to Section 162(m), Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder.

Stock Appreciation Rights.    Generally, the holder of a stock appreciation right recognizes no income upon the grant of a SAR. Upon exercise, the holder will recognize as ordinary income the excess of the value of the SAR on the date of exercise over the value as of the date of grant. Subject to Section 162(m), Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the holder.

Dividend Equivalents and Deferred Payments of Restricted Stock.    In general, recipients of dividend equivalents and deferred payments of restricted stock are taxable upon receipt. Subject to Section 162(m), Olin is entitled to a business expense deduction that corresponds to the amount of ordinary income recognized by the recipient.

Payment of Withholding Taxes

Olin may withhold, or require a participant to remit to Olin an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 2006 LTIP.

Vote Required for Approval

The affirmative vote of the holders of a majority of the votes cast on this proposal, provided that the total votes cast on the proposal represent over 50% of the outstanding shares of Olin common stock, is required to approve the adoption of the 2006 Long Term Incentive Plan. Unless otherwise instructed, proxies will be voted FOR approval of adoption of the 2006 Long Term Incentive Plan. Abstentions will have the effect of a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal, assuming that the provision in the second preceding sentence is met.

The board recommends a vote FOR approval of the 2006 Long Term Incentive Plan.

ITEM 3—PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP was our independent registered public accounting firm for 2005 and 2004. A summary of the KPMG fees by year follows:

	Fees ($ in thousands)
	2005		2004
Nature of Service	$	%	$	%
Audit Fees (1)	$1,638	98.9%	$2,235	91.5%
Audit Related Fees (2)	2	0.1	166	6.8
Tax Fees
Tax Compliance (3)	16	1.0	42	1.7
Tax Consultation and Planning (4)	—	—	—	—
All Other Fees	—	—	—	—

	$1,656	100%	$2,443	100%

(1)	Includes costs associated with the annual audit, including quarterly financial reviews, services required under Section 404 of the Sarbanes-Oxley Act, statutory audits, comfort letters, attest services, consents and assistance with and review of filings with the SEC.
(2)	Includes consultation on new reporting regulations. In 2004, costs also include work related to pension and other benefit plan audits.
(3)	Involves primarily international tax compliance work, including the preparation of tax returns, dividend and tax credit matters. In 2004, costs also include work related to the liquidation of an affiliate.
(4)	There were no tax consulting and planning services rendered in 2004 or 2005.

Our audit committee has a policy that all audit services by any independent registered public accounting firm and all non-audit services performed by any independent registered public accounting firm are subject to pre-approval by the audit committee at each scheduled meeting. The policy includes specific procedures for approval of such services. Excerpts from this policy follow:

Olin’s audit committee is solely responsible for pre-approving all audit services by any independent registered public accounting firm and all non-audit services performed by Olin’s independent registered public accounting firm. The process for such approval is as follows:

•

The annual budget for all such services will be submitted to the committee for approval in the first quarter of each year. The budget submission will include details of actual expenditures for each audit and non-audit service for the prior year versus the prior year budget and estimated spending for services in the current year. The budget will also provide for certain specific services that will be pre-approved within a limited dollar range per service. These pre-approved services are also subject to an annual spending cap.

•	At each subsequent audit committee meeting, the budget will be updated for changes in estimated spending involving previously approved services. The budget will also be updated to include any new services identified by operations management that need to be submitted for approval.

•	Any services not detailed in the budget or on the list of specific pre-approved services must be approved by the committee. In the event that approval is needed for a service in advance of a regularly scheduled audit committee meeting, the Chair of the committee is authorized to approve the service and report such approval to the other committee members at the next regularly scheduled committee meeting.

In 2005, the audit committee pre-approved all audit and audit-related services and all tax services.

Who has the Audit Committee selected as Olin’s independent registered public accounting firm for 2006?

Olin’s audit committee is solely responsible for hiring and compensating the Company’s independent registered public accounting firm. After considering KPMG’s 2005 performance and their proposed audit plan for 2006, the committee has selected KPMG as our independent registered public accounting firm for 2006.

Is a shareholder vote required to approve Olin’s independent registered public accounting firm?

The law and our By-laws do not require us to submit this matter to the shareholders at the annual meeting. However, the board and audit committee chose to submit it to the shareholders to ascertain their views.

Will I have an opportunity to hear from KPMG and ask them questions?

We expect representatives of KPMG to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

How many votes are required to ratify the appointment of KPMG as Olin’s independent registered public accounting firm for 2006?

To ratify the appointment of KPMG as Olin’s independent registered public accounting firm for 2006, the votes cast in favor of KPMG must exceed the votes cast in opposition to KPMG. Abstentions and shares held in street name that are not voted will not be included in determining the number of votes cast. If the shareholders’ ratification vote does not support the audit committee’s decision to appoint KPMG as Olin’s independent registered public accounting firm for 2006, the audit committee will consider the views of the shareholders during its selection of an independent registered public accounting firm for 2007.

How does the Board recommend we vote?

The board recommends that you vote FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2006.

Appendix A

OLIN CORPORATION

2006 LONG TERM INCENTIVE PLAN

Section 1.    Purpose.

The general purposes of the Olin Corporation 2006 Long Term Incentive Plan (the “Plan”) are to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of other shareholders of Olin Corporation (together with any successor, “Olin”) through compensation that is based on Olin’s common stock; and thereby promote the long-term financial interest of Olin and its Affiliates, including growth in the value of Olin’s equity and enhancement of long-term shareholder return.

Section 2.    Definitions.

As used in the Plan:

(a)    “Affiliate” means any corporation, partnership, joint venture or other entity during any period in which Olin owns, directly or indirectly, at least 50% of the total voting or profits interest.

(b)    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Dividend Equivalent granted under the Plan.

(c)    “Award Agreement” means any written agreement or other instrument or document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement.

(d)    “Board” means the Board of Directors of Olin.

(e)    “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)    “Committee” means a committee of the Board designated by the Board to administer the Plan, each member of which is an “outside director” for purposes of Section 162(m) of the Code and a “non-employee director” for the purpose of Rule 16b-3, and, to the extent the Committee delegates authority to one or more individuals in accordance with the Plan, such individual(s).

(g)    “Dividend Equivalent” means any right granted under Section 6(c)(ii) of the Plan.

(h)    “Employee” means any employee of Olin or of an Affiliate.

(i)    “Exchange Act” means the Securities Exchange Act of 1934.

(j)    “Fair Market Value” means, with respect to shares of Olin common stock, the mean of the high and low per share sales prices of such common stock as reported on the consolidated transaction reporting system for New York Stock Exchange issues as of the relevant date, or the last preceding trading date, if such Shares were not traded on such date, and, with respect to any other property (including, without limitation, securities other than Shares), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(k)    “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationship, or any person sharing the Participant’s household, other than a tenant or employee.

(l)    “Group” means persons acting together for the purpose of acquiring Olin stock and includes owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Olin. If a person owns stock in both Olin and another corporation that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such person is considered to be part of a Group only with respect to ownership prior to the merger or other transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time, or as a result of the same public offering.

(m)    “Incentive Stock Option” means an option to purchase Shares granted under the Plan that is intended to meet the requirements of Section 422 of the Code.

(n)    “Non-Qualified Stock Option” means an option to purchase Shares granted under the Plan that is not intended to be (or does not meet the requirements of) an Incentive Stock Option.

(o)    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(p)    “Participant” means an Employee granted an Award under the Plan.

(q)    “Performance Share” means any grant of a right to receive Shares which is contingent on the achievement of performance or other objectives during a specified period.

(r)    “Person” has the meaning of such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(s)    “Released Securities” means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.

(t)    “Restricted Securities” means Awards of Restricted Stock or other Awards under which outstanding Shares are held subject to certain restrictions.

(u)    “Restricted Stock” means any grant of Shares, and “Restricted Stock Unit” means the grant of a right to receive Shares in the future, with such Shares or right to future delivery of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(v)    “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule.

(w)    “Shares” means the common stock of Olin and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(x)    “Stock Appreciation Right” or “SAR” means any such right granted under Section 6(b) of the Plan.

Section 3.    Administration.

(a)    Powers of Committee.    The Plan shall be administered by the Committee which shall have full power and authority to: (i) designate Participants; (ii) determine the Awards to be granted to Participants; (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended, provided that no such action will result in repricing of Options

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prohibited by Section 3(e); (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; and (ix) make any other determination and take any other action that it deems necessary or desirable for such administration.

(b)    Committee Discretion.    All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all Persons, including Olin, any Affiliate, any Participants, any holder or beneficiary of any Award, any shareholder and any employee of Olin or of any Affiliate. The Committee’s powers include the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which Olin or an Affiliate may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive benefits under the Plan and such laws, provided that no such action results in repricing of Options prohibited by Section 3(e).

(c)    Board Authority.    If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(d)    Delegation.    Notwithstanding any provision of the Plan to the contrary, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to one or more officers or managers of Olin or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of Olin for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, provided that no such action shall result in repricing of Options prohibited by Section 3(e).

(e)    Prohibition on Option Repricing.    Notwithstanding any other provision of the Plan, neither the Board nor the Committee may reprice, replace or regrant any Option granted under the Plan or any other plan of Olin, (i) through cancellation and replacement or regrant with lower priced options or (ii) by lowering the Option exercise price of a previously granted Award, without the prior approval of Olin’s shareholders.

Section 4.    Shares Available for Awards.

(a)    Shares Available.    Subject to adjustment as provided in Section 4(b) of the Plan:

(i)    The aggregate number of Shares available for granting Awards under the Plan shall be 3,000,000.

(ii)    For purposes of this Section 4, other than Sections 4(c)(ii) and 4(c)(iii), if any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(b)    Adjustments.    In the event of any change in the Shares by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distributions to shareholders other than cash dividends, (i) the numbers, class and prices of Shares covered by outstanding Awards under the Plan (provided that no such adjustment shall result in repricing of

3

Options prohibited by Section 3(e) of the Plan), (ii) the aggregate number and class of Shares available under the Plan, and (iii) the numbers and class of Shares that may be the subject of Awards pursuant to Section 4(c), shall be adjusted by the Committee, whose determination shall be conclusive.

(i)    Without limiting the foregoing, in the event of any split-up, split-off, spin-off or other distribution to shareholders of shares representing a part of Olin’s business, properties and assets, the Committee may modify an outstanding Award so that such Award shall thereafter relate to Shares of Olin and shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off, spun-off or otherwise distributed to shareholders of Olin in the same ratio in which holders of the Shares became entitled to receive shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off or spun-off or otherwise distributed, provided that no such action results in repricing of Options prohibited by Section 3(e).

(ii)    With respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto, unless the holder of such Award of Incentive Stock Options agrees to convert such options to Non-qualified Stock Options.

(iii)    Notwithstanding the foregoing, a Participant to whom Dividend Equivalents or dividend units have been awarded shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.

(c)    Additional Restrictions.    Subject to adjustment as provided in Section 4(b), the following additional maximums are imposed under the Plan:

(i)    The maximum number of Shares that may be issued for Options intended to be Incentive Stock Options shall be 900,000 Shares.

(ii)    For any Award intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), no more than 550,000 Shares may be subject to Options and Stock Appreciation Rights granted to any one individual during any calendar-year period (regardless of when such Shares are deliverable).

(iii)    For any Award intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) other than an Option or Stock Appreciation Right payable in Shares, no more than 300,000 Shares plus no more than $1,775,000 may be subject to such other Awards granted to any one individual during any calendar-year period (regardless of when such Shares or cash are deliverable).

(iv)    No more than 1,425,000 Shares may be issued pursuant to Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards under this Plan.

(d)    No Recycling of Shares.    Except for cancelled or forfeited Shares and Shares settled in cash, the Plan is intended to restrict the “recycling” of Shares back into the Plan. This means that Shares exchanged or withheld to pay the purchase or exercise price of an Award (including Shares withheld to satisfy the exercise price of a Stock Appreciation Right settled in stock) or to satisfy tax withholding obligations count against the numerical limits of the Plan.

Section 5. Eligibility.

Any Employee, including any officer or employee-director, of Olin or an Affiliate shall be eligible to be designated a Participant, subject to any restrictions imposed by applicable law. An Award may be granted to an Employee prior to the date the Employee first performs services for the Company or the Affiliate, provided that such Awards shall not become vested prior to the date the Employee first performs such services.

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Section 6. Awards.

(a)    Options.    The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)    Exercise Price.    The per Share exercise price shall be determined by the Committee, provided that such exercise price shall not be less than the Fair Market Value of a Share on the date of the Option grant.

(ii)    Option Term.    The term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option be more than a period of ten years from the date of its grant.

(iii)    Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which payment of the exercise price with respect thereto may be made.

(iv)    Incentive Stock Options.    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Participant’s employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision.

(v)    Termination of Employment Without Cause/With Olin Consent.    In the event the employment of a Participant to whom an Option has been granted under the Plan shall be terminated by Olin or an Affiliate without cause or by the Participant with the consent of Olin or an Affiliate, such Option may be exercised (to the extent of the number of shares that the Participant was entitled to purchase under such Option at the termination of employment) at any time within three months after such termination (which three-month period may be extended by the Committee), but in no event shall such three-month period or any such extension permit the exercise of an Option after the expiration date of the Option. Options granted under the Plan shall not be affected by any change of duties or position so long as the Participant continues to be an Employee.

(vi)    Termination for Cause or Without Consent.    Upon termination of such Participant’s employment either (a) for cause, or (b) voluntarily on the part of the Participant and without the written consent of Olin or an Affiliate, any Awards held by him or her under the Plan, to the extent not exercised or paid, shall terminate immediately.

(vii)    Termination due to Retirement.    In the event the employment of a Participant to whom an Option has been granted under the Plan shall be terminated due to “retirement”, such Option may be exercised (to the extent of the number of shares that the Participant was entitled to purchase under such Option at the termination of employment) at any time until the expiration date of the Option; provided, however, that such exercise period may be shortened by the Committee in its discretion at the time of termination. For these purposes, “retirement” refers to retirement (including any early retirement) pursuant to any applicable retirement plan of Olin or of an Affiliate as provided under such retirement plan and which retirement was not caused by the Participant being terminated for cause by Olin or any Affiliate.

(viii)    Death.    If a Participant to whom an Option has been granted shall die while an Employee, such Option may be exercised by the Participant’s executors, administrators, personal representatives or distributees or permitted transferees at any time within a period of

5

one year after the Participant’s death (which period may be extended by the Committee), regardless of whether or not such Option had vested at the time of death. If a Participant to whom an Option has been granted shall die after his or her employment has terminated but while the Option remains exercisable, the Option may be exercised by the persons described above at any time within the longer of (a) the period that the Participant could have exercised the Option had he or she not died, or (b) one year after the date of death (which period may be extended by the Committee), but only to the extent the Option was exercisable at the time of the Participant’s death.

(ix)    Disability.    If a Participant to whom an Option has been granted shall become totally and permanently disabled, as that term is defined in Section 22(e)(3) of the Code (or a successor provision), and the Participant’s employment is terminated as a result, such option may be exercised by the Participant or permitted transferee within one year after the date of termination of employment, to the extent that the Option was exercisable at the time of termination of employment.

(b)    Stock Appreciation Rights.    The Committee is authorized to grant Stock Appreciation Rights to Participants which may but need not relate to a specific Option granted under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, each Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, up to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the exercise price, term, methods of exercise, methods of payment or settlement, including whether such SAR shall be paid in cash or Shares, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, but in no event shall the term of a Stock Appreciation Right exceed a period of ten years from the date of its grant.

(c)    Other Stock Awards.

(i)    Issuance.    The Committee is authorized to grant Awards of Restricted Stock, Restricted Stock Units and Performance Shares to Participants.

(ii)    Dividends and Dividend Equivalents.    An Award (including without limitation an Option or Stock Appreciation Right) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

(iii)    Restrictions.    Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee may impose (including, without limitation, any limitation on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which may lapse separately or in combination at such time or times, as the Committee may deem appropriate, provided that in order for a Participant to vest in Awards of Restricted Stock, the Participant must remain in the employ of Olin or an Affiliate for a period of not less than one (1) year after the grant of a Restricted Stock Award that includes one or more performance criteria, and not less than three (3) years after the grant of a Restricted Stock Award that does not include one or more performance criteria, in each case subject to Section 9 hereof and subject to relief for specified reasons as may be approved by the Committee. Notwithstanding the foregoing, the Committee may grant Awards for Restricted Stock for an aggregate number of Shares not to exceed 5% of the total number of shares

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available for issuance under this Plan which vest in less than one (1) year after the date of grant, including immediate vesting, with or without any performance criteria.

(iv)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited and reacquired by Olin.

(v)    Performance-Based Awards.    The Committee may designate whether any such Awards being granted to a Participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any Award so designated shall be conditioned on the achievement of one or more performance measures. Performance measures that may be used by the Committee for such purpose shall be based on one or more of the following criteria, on an absolute or a relative basis:

(A)    cash flow,

(B)    earnings per share,

(C)    EBITDA,

(D)    Economic Value Added/EVA®,

(E)    net income,

(F)    operating profit,

(G)    pre-tax profit,

(H)    return on capital,

(I)    return on equity,

(J)    return on net assets,

(K)    revenues, and

(L)    total shareholder return.

For Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m) and in accordance with Code Section 409A to the extent applicable.

(d)    Forms of Payment Under Awards.    Subject to the terms of the Plan and of any applicable Award agreement, payments to be made by Olin or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in each case in accordance with rules and procedures established by the Committee and in accordance with Code Section 409A to the extent applicable. Notwithstanding the foregoing, the payment of the exercise price of an Option shall be subject to the following:

(i)    Subject to the following provisions of this subsection the full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).

(ii)    The exercise price shall be payable in cash or by tendering, by either actual delivery of Shares or by attestation, Shares acceptable to the Committee, which Shares were either acquired at least six months before the exercise date or purchased on the open market, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(iii)    The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of an Option and remit to Olin a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

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(e)    Limits on Transfer of Awards.    No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than:

(i)    by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to Olin); or

(ii)    in the case of Awards other than Incentive Stock Options, to the extent permitted under the terms of the Award, by a gift or domestic relations order to any Family Member, to a trust in which the Participant and/or his or her Family Members hold more than 50% of the beneficial interest, to a foundation in which the Participant and/or Family Members control the management of assets, and any other entity in which the Participant and/or his or her Family Members own more than 50% of the voting interests.

For purposes of this provision, a transfer to an entity in exchange for an interest in that entity shall constitute a gift.

(f)    General.

(i)    No Cash Consideration for Awards.    Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.

(ii)    Awards May Be Granted Separately or Together.    Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of Olin or any Affiliate, or as payment for or to assure payment of an award or benefit granted under any such other such plan or arrangement, provided that the purchase or exercise price under an Option or other Award encompassing the right to purchase Shares shall not be reduced by the cancellation of such Award and the substitution of another Award. Awards so granted may be granted either at the same time as or at a different time from the grant of such other Awards or awards or benefits.

(iii)    General Restrictions.    Delivery of Shares or other amounts under the Plan shall be subject to the following:

(A)    Notwithstanding any other provision of the Plan, Olin shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(B)    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(iv)    Agreement With Olin.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant may be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require the Participant to sign a copy of such document (an “Award Agreement” regardless of whether any Participant signature is required).

(v)    Beneficiary.    A Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or a permitted transferee, or, if permissible under applicable law by the Participant’s guardian or legal representative.

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(vi)    No Lien or Security Interest.    No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of Olin, and any purported pledge, attachment, or encumbrance thereof other than in favor of Olin shall be void and unenforceable against Olin or any Affiliate.

(vii)    No Rights to Awards.    No Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Employees, Participants or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award required by the Committee and delivered a fully executed copy thereof to Olin, and otherwise complied with the then applicable terms and conditions.

(viii)    Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and, except as otherwise provided by the Committee, the delivery of any Shares or other benefits under the Plan to a Participant are conditioned on satisfaction of the applicable withholding requirements. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.

(ix)    Other Compensation Arrangements.    Nothing contained in the Plan shall prevent Olin or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(x)    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of Olin or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of Olin or an Affiliate at any time to dismiss a Participant from employment, free from any liability or any claim under the Plan or the Award Agreement.

(xi)    Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan or any award Agreement to the substantive law of another jurisdiction.

(xii)    Severability.    If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(xiii)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Olin or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from Olin or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Olin or any Affiliate.

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(xiv)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(xv)    Share Certificates.    All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(xvi)    Conflict with Plan.    In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

(g)    Agreement to Service.    Each Participant receiving an Award shall, by accepting the Award, agree that he or she will, during employment, devote his or her entire time, energy and skill to the service of Olin and the promotion of its interests, subject to vacations, sick leave and other absences in accordance with the regular policies of, or other reasons satisfactory to, Olin and its Affiliates.

Section 7.    Amendment and Termination.

(a)    Amendments to the Plan.    The Board or the Committee may amend, suspend, discontinue or terminate the Plan, including, without limitation, any amendment, suspension, discontinuation or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of Olin, no such amendment, suspension, discontinuation or termination shall be made that would:

(i)    increase the total number of Shares available for Awards under the Plan or the total number of Shares subject to one or more categories of Awards pursuant to Section 4(c), in either case except as provided in Section 4(b);

(ii)    reduce the minimum Option exercise price, except as provided in Section 4(b); or

(iii)    permit repricing of Options prohibited by Section 3(e); and

provided further that no amendment, suspension, discontinuation or termination (i) that would impair the rights of such Participant, holder or beneficiary shall be made with respect to Section 9 of the Plan after a Change in Control, as defined therein and (ii) may increase the amount of payment of any Award to any Participant.

(b)    Amendments to Awards.    The Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that no amendment, alteration, suspension, discontinuation or termination of an Award that would impair the rights of such Participant, holder or beneficiary shall be made after a Change in Control, as defined in Section 9; provided further that the Committee may not increase the payment of any Award granted any Participant.

(c)    Adjustments of Awards Upon Certain Acquisitions.    In the event Olin or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another Person, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.

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(d)    Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting Olin, any Affiliate, or the financial statements of Olin or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

(e)    409A Compliance. To the extent any provision of the Plan (or any Award) or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Code Section 409A(a)(1)(B), it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan (and any Award) will comply with Code Section 409A, and the Plan (and any Award) shall be interpreted and construed on a basis consistent with such intent. The Plan (and any Award) may be amended in any respect deemed necessary (including retroactively) by the Committee in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.

Section 8.    Additional Conditions to Enjoyment of Awards.

(a)    The Committee may cancel any unexpired, unpaid or deferred Awards if at any time the Participant is not in compliance with all applicable provisions of the Award Agreement, the Plan and the following conditions:

(i)    A Participant shall not render services for any Person or engage, directly or indirectly, in any business which, in the judgment of the Committee is or becomes competitive with Olin or any Affiliate, or which is or becomes otherwise prejudicial to or in conflict with the interests of Olin or any Affiliate. Such judgment shall be based on the Participant’s positions and responsibilities while employed by Olin or an Affiliate, the Participant’s post employment responsibilities and position with the other Person or business, the extent of past, current and potential competition or conflict between Olin or an Affiliate and the other Person or business, the effect on customers, suppliers and competitors of the Participant’s assuming the post employment position, the guidelines established in any ethical or business conduct standards of Olin then in effect, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such Person or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a substantial investment to the Participant or a greater than 1% equity interest in the organization or business.

(ii)    Participant shall not, without prior written authorization from Olin, disclose to anyone outside Olin, or use in other than Olin’s business, any secret or confidential information, knowledge or data, relating to the business of Olin or an Affiliate in violation of his or her agreement with Olin or the Affiliate.

(iii)    A Participant, pursuant to his or her agreement with Olin or an Affiliate, shall disclose promptly and assign to Olin or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by Olin or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of Olin or the Affiliate and shall do anything reasonably necessary to enable Olin or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.

(b)    Notwithstanding any other provision of the Plan, the Committee in its sole discretion may cancel any Award at any time prior to the exercise thereof, if the employment of the Participant shall be terminated, other than by reason of death, unless the conditions in this Section 8 are met.

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(c)    Failure to comply with the conditions of this Section 8 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause the exercise, payment or delivery to be rescinded. Olin shall notify the Participant in writing of any such rescission within two years after such exercise payment or delivery and within 10 days after receiving such notice, the Participant shall pay to Olin the amount of any gain realized or payment received as a result of the exercise, payment or delivery rescinded. Such payment shall be made either in cash or by returning to Olin the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

(d)    Upon exercise, payment or delivery pursuant to an Award, the Committee may require the Participant to acknowledge the terms and conditions of the Plan and to certify on a form acceptable to the Committee, that he or she is in compliance with the terms and conditions of the Plan.

(e)    Nothing herein shall be interpreted to limit the obligations of a Participant under his or her employment agreement or any other agreement with Olin.

Section 9.    Change in Control.

(a)    Except as the Board or the Committee may expressly provide otherwise prior to a Change in Control of Olin (as defined in Section 9(b)) in the event of a Change in Control of Olin:

(i)    all Options and Stock Appreciation Rights then outstanding shall become immediately and fully exercisable, notwithstanding any provision therein for the exercise in installments;

(ii)    all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied as of the date of the Change in Control; and

(iii)    all Performance Share Awards and Restricted Stock Units shall become vested and deemed earned or satisfied in full, notwithstanding that the applicable performance cycle, retention cycle or restriction conditions shall not have been completed or met. Such Performance Share Awards and Restricted Stock Units shall be paid, cash units in cash and phantom stock units in the Shares represented thereby or such other securities, property or cash as may be deliverable in respect of Shares as a result of a Change in Control, to the Participant at the time or schedule applicable to such awards (assuming for these purposes that no such Change in Control had occurred), provided that in the event of a 409A Change in Control of Olin (as defined in Section 9(j), and which 409A Change in Control may occur concurrently with or after the Change in Control), such awards shall be promptly paid to the Participants at the time of such 409A Change in Control of Olin.

(b)    A “Change in Control of Olin” means the occurrence of any of the following events:

(i)    individuals who, on the Effective Date (as defined in Section 10), constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of Olin in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of Olin as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(ii)    any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial

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owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Olin representing 20% or more of the combined voting power of Olin’s then outstanding securities eligible to vote for the election of the Board (the “Olin Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control if such event results from any of the following: (A) the acquisition of Olin Voting Securities by Olin or any of its subsidiaries, (B) the acquisition of Olin Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by Olin or any of its subsidiaries, (C) the acquisition of Olin Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) the acquisition of Olin Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) the acquisition of Olin Voting Securities by Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive); or

(iii)    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) Olin or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Olin Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of Olin to an entity that is not an affiliate of Olin (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) Olin (or, if Olin ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of Olin (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Olin Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Olin Voting Securities were converted pursuant to such Reorganization or Sale), (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)    the stockholders of Olin approve a plan of complete liquidation or dissolution of Olin.

Notwithstanding the foregoing, if any person becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of Olin Voting Securities solely as a result of the acquisition of Olin Voting Securities by Olin which reduces the number of Olin Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such person subsequently becomes the beneficial owner, directly or indirectly, of additional Olin Voting Securities that increases the percentage of outstanding Olin Voting Securities beneficially owned by such person, a Change in Control of Olin shall then be deemed to occur.

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(c)    In the event that a Participant participates or agrees to participate by loan or equity investment (other than through ownership of less than 1% of publicly traded securities of another company) in a transaction (“acquisition”) which would result in an event described in Section 9(b)(i) or (ii), the Participant must promptly disclose such participation or agreement to Olin. If the Participant so participates or agrees to participate, no payments due under this Plan or by virtue of any Change in Control provisions contained in any compensation or benefit plan of Olin will be paid to the Participant until the acquiring group in which the Participant participates or agrees to participate has completed the acquisition. In the event the Participant so participates or agrees to participate and fails to disclose his or her participation or agreement, the Participant will not be entitled to any payments under this Plan or by virtue of Change in Control provisions in any Olin compensation or benefit plan, notwithstanding any of the terms hereof or thereof.

(d)    Anything in this Plan to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment would be subject to the Excise Tax, then the Participant shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by the Participant of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(e)    Subject to the provisions of Section 9(f), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG LLP or such other nationally recognized certified public accounting firm as may be designated by the Participant (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to Olin and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment or such earlier time as is requested by Olin. The Accounting Firm shall not determine that no Excise Tax is payable by the Participant unless it delivers to the Participant a written opinion that failure to report the Excise Tax on the Participant’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty. All fees and expenses of the Accounting Firm shall be borne solely by Olin. Any Gross-Up Payment, as determined pursuant to this Section 9(e), shall be paid by Olin to the Participant within 5 days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon Olin and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by Olin should have been made (the “Underpayment”), consistent with the calculations required to be made hereunder. In the event Olin exhausts its remedies pursuant to Section 9(f) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine that amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Olin to or for the benefit of the Participant.

(f)    The Participant shall notify Olin in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by Olin of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than 30 days after the Participant actually receives notice in writing of such claim and shall apprise Olin of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of the Participant to notify Olin of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to the Participant under this Section 9(f) except to the extent that Olin is materially prejudiced in the defense of such claim as a direct result of such failure. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which the Participant gives such notice to Olin (or such shorter period ending on the date that

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any payment of taxes with respect to such claim is due). If Olin notifies the Participant in writing prior to the expiration of such period that Olin desires to contest such claim, the Participant shall:

(i)    give Olin any information reasonably requested by Olin relating to such claim;

(ii)    take such action in connection with contesting such claim as Olin shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by Olin and reasonably acceptable to the Participant;

(iii)    cooperate with Olin in good faith in order to effectively contest such claim; and

(iv)    permit Olin to participate in any proceedings relating to such claim;

provided, however, that Olin shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise tax or income or employment tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(f), Olin shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Olin shall determine; provided, however, that, if Olin directs the Participant to pay such claim and sue for a refund, Olin shall advance the amount of such payment to the Participant, on an interest-free basis, and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such advance or with respect to any imputed income in connection with such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Olin’s control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(g)    If, after the receipt by the Participant of an amount advanced by Olin pursuant to Section 9(f), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to Olin’s complying with the requirements of Section 9(f) promptly pay to Olin the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by Olin pursuant to Section 9(f), a determination is made that the Participant shall not be entitled to any refund with respect to such claim, and Olin does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

(h)    Notwithstanding any other provision of this Section 9, Olin may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Participant, all or any portion of the Gross-Up Payment, and the Participant hereby consents to such withholding.

(i)    Definitions.    The following terms shall have the following meanings for purposes of this Section 9.

(A)    “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

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(B)    A “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Participant, whether paid or payable pursuant to this Plan or otherwise.

(j)    A “409A Change in Control of Olin” means the occurrence of any of the following events:

(i)    any person or Group acquires ownership of Olin’s stock that, together with stock held by such person or Group, constitutes more than 50% of the total fair market value or total voting power of Olin’s stock, (including an increase in the percentage of stock owned by any person or Group as a result of a transaction in which Olin acquires its stock in exchange for property, provided that the acquisition of additional stock by any person or Group deemed to own more than 50% of the total fair market value or total voting power of Olin’s stock on January 1, 2005, shall not constitute a 409A Change in Control); or

(ii)    any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) ownership of Olin stock possessing 35% or more of the total voting power of Olin stock; or

(iii)    a majority of the members of Olin’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Olin’s board of directors prior to the date of the appointment or election; or

(iv)    any person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or Group) assets from Olin that have a total Gross Fair Market Value equal to 40% or more of the total Gross Fair Market Value of all Olin assets immediately prior to such acquisition or acquisitions, provided that there is no 409A Change in Control when Olin’s assets are transferred to:

(1)    a shareholder of Olin (immediately before the asset transfer) in exchange for or with respect to Olin stock;

(2)    an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Olin;

(3)    a person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all outstanding Olin stock; or

(4)    an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

For purposes of the above sub-paragraph (iv), a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which Olin has no ownership interest before the transaction, but which is a majority-owned subsidiary of Olin after the transaction is not a 409A Change in Control.

For purposes of this Section 9(j), “Gross Fair Market Value” means the value of assets determined without regard to any liabilities associated with such assets.

(k)    Following a Change in Control or 409A Change of Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.

Section 10.    Effective Date and Term.

The Plan shall be effective as of the date of approval of Olin’s shareholders (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided; however, that, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted.

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PROXY

OLIN CORPORATION

190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RICHARD M. ROMPALA and JOSEPH D. RUPP, or either of them, with full power of substitution, are hereby appointed proxies to vote all Common Stock in Olin Corporation which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of Shareholders to be held on April 27, 2006, at 8:30 a.m. CDT and at any adjournment.

This Proxy will be voted as directed by the shareholder on the items listed on the reverse side. If no contrary direction is specified, this Proxy will be voted FOR all Items. Should any nominee be unable to serve, this Proxy may be voted for a substitute nominee selected by the Board of Directors.

This card also provides confidential voting instructions for shares held in the Olin Corporation Contributing Employee Ownership Plan or Arch Chemicals, Inc. Contributing Employee Ownership Plan. (We refer to both of these plans as the “CEOP”). If you are a participant and have shares of Olin Common Stock allocated to your account in the CEOP, please read the following instruction regarding voting of those shares.

Trustee’s Authorization: As a named fiduciary, you may direct JPMorgan Chase Bank, as Trustee of the CEOP, how to vote the shares of Olin Common Stock allocated to your CEOP account by completing and returning this Voting Instruction Form or sending your voting instructions via telephone or Internet. The Trustee will vote all shares for which no instructions are received in the same proportion as shares for which it has received instructions. JPMorgan Chase Bank will vote the shares represented by this Voting Instruction Form if proper instructions are completed, signed and received by Mellon Investor Services before 11:59 p.m. EDT on April 26, 2006.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

OLIN CORPORATION

190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

Dear Shareholder:

You are invited to attend our 2006 Annual Meeting of Shareholders at 8:30 a.m. Central Daylight Time on Thursday, April 27th at The Crowne Plaza Hotel at 7750 Carondelet Avenue, Clayton, MO 63105.

This is the admission card. If you plan to attend, please mark the box on the proxy. Be sure to bring the card with you to the Meeting.

Sincerely,

George H. Pain Secretary

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR each Item below.

Item 1— ELECTION OF DIRECTORS				ITEM 2 –	PROPOSAL TO APPROVE OLIN CORPORATION 2006 LONG TERM INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: 01 Donald W. Bogus 02 C. Robert Bunch 03 John M. B. O’Connor 04 Philip J. Schulz	FOR ALL (except as noted below) ☐	WITHHELD FOR ALL ☐		ITEM 3 –	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR ☐	AGAINST ☐	ABSTAIN ☐

WITHHOLD FOR: (Write that nominee’s name in the space provided below).
__________________________________________			WILL ATTEND MEETING	YES ☐	NO ☐

Did you know your shareholder communications are available online? If you are a registered shareholder, consider enrolling in MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, financial statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd. Step-by-step instructions will guide you through enrollment.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Daylight Time on April 26, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.proxyvoting.com/oln Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.